Exhibit 4.1
EXECUTION COPY
AVERY DENNISON CORPORATION
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Purchase Contract Agent
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Collateral Agent, Custodial Agent and Securities Intermediary
PURCHASE CONTRACT AND PLEDGE AGREEMENT
HiMEDSSM Units
Dated as of November 20, 2007
“HiMEDS” is a service mark of J.P. Morgan Securities Inc.

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EXHIBIT M	Instruction from Holder of Separate Senior Notes to Custodial Agent Regarding Withdrawal From Remarketing	M-1

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     PURCHASE CONTRACT AND PLEDGE AGREEMENT, dated as of November 20, 2007, among AVERY DENNISON CORPORATION, a Delaware corporation (the “Company”), THE BANK OF NEW YORK TRUST COMPANY, N.A., a New York banking corporation, acting as purchase contract agent for, and for purposes of the Pledge created hereby as attorney-in-fact of, the Holders from time to time of the Units (in such capacities, together with its successors and assigns in such capacities, the “Purchase Contract Agent”), The Bank of New York Trust Company, N.A., as collateral agent hereunder for the benefit of the Company (in such capacity, together with its successors in such capacity, the “Collateral Agent”), as custodial agent (in such capacity, together with its successors in such capacity, the “Custodial Agent”), and as securities intermediary (as defined in Section 8-102(a)(14) of the UCC) with respect to the Collateral Account (in such capacity, together with its successors in such capacity, the “Securities Intermediary”).
RECITALS
     WHEREAS, the Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Units;
     WHEREAS, all things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done;
     WHEREAS, pursuant to the terms of this Agreement and the Purchase Contracts, the Holders of the Units have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the Pledge provided herein of the Collateral to secure the Obligations.
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;
     (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;
     (c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

     (d) the following terms which are defined in the UCC shall have the meanings set forth therein: “certificated security,” “control,” “financial asset,” “entitlement order,” “securities account” and “security entitlement”; and
     (e) the following terms have the meanings given to them in this Section 1.01(e):
     “Act” has the meaning, with respect to any Holder, set forth in Section 1.04(a).
     “Address for Notices” has the meaning set forth in Section 1.05.
     “Adjusted Applicable Market Value” has the meaning set forth in Section 5.01(a).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.
     “Anti-Dilution Factor” has the meaning set forth in Section 5.01(a).
     “Applicable Market Value” has the meaning set forth in Section 5.01(a).
     “Applicants” has the meaning set forth in Section 7.12(b).
     “Bankruptcy Code” means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.
     “Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).
     “Board of Directors” means the board of directors of the Company or a duly authorized committee of that board.
     “Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

     “Book-Entry Interest” means a beneficial interest in a Global Certificate, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as provided in Section 3.06.
     “Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York City are permitted or required by any applicable law to remain closed or a day on which the Indenture Trustee or the Collateral Agent is closed for business; provided that for purposes of the second paragraph of Section 1.12 only, the term “Business Day” shall also be deemed to exclude any day on which DTC is closed.
     “Cash” means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.
     “Cash Consideration” has the meaning set forth in Section 5.02(a)(ii).
     “Cash Merger” has the meaning set forth in Section 5.04(b)(ii).
     “Cash Settlement” has the meaning set forth in Section 5.02(a)(i).
     “Certificate” means a Corporate HiMEDS Units Certificate or a Treasury HiMEDS Units Certificate.
     “Closing Price” has the meaning set forth in Section 5.01(a).
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Collateral” means the collective reference to:
     (i) the Collateral Account and all investment property and other financial assets from time to time credited to the Collateral Account and all security entitlements with respect thereto, including, without limitation, (A) the Senior Notes and security entitlements relating thereto that are a component of the Corporate HiMEDS Units from time to time, (B) any Treasury Securities and security entitlements relating thereto Transferred to the Securities Intermediary from time to time in connection with the creation of Treasury HiMEDS Units in accordance with Section 3.13 and (C) payments made by Holders pursuant to Section 5.02;
     (ii) all Proceeds of any of the foregoing (whether such Proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the pledgor or with respect to the pledgor); and
     (iii) all powers and rights now owned or hereafter acquired under or with respect to the Collateral.
     “Collateral Account” means the securities account of The Bank of New York Trust Company, N.A., as Collateral Agent, maintained on the books of the Securities Intermediary and designated “The Bank of New York Trust Company, N.A., as Collateral Agent of Avery Dennison Corporation, as pledgee of The Bank of New York Trust Company, N.A., as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders.”

     “Collateral Agent” means the Person named as “Collateral Agent” in the first paragraph of this Agreement until a successor Collateral Agent shall have become such pursuant to this Agreement, and thereafter “Collateral Agent” shall mean the Person who is then the Collateral Agent hereunder.
     “Collateral Substitution” means:
     (i) with respect to a Corporate HiMEDS Unit, the substitution of the Pledged Senior Note included in such Corporate HiMEDS Unit with Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of such Pledged Senior Note; or
     (ii) with respect to a Treasury HiMEDS Unit, the substitution of the Pledged Treasury Securities included in such Treasury HiMEDS Unit with Senior Notes in an aggregate principal amount equal to the aggregate principal amount at maturity of the Pledged Treasury Securities.
     “Common Stock” means the common stock, par value $1.00 per share, of the Company or, subject to Section 5.04, shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on exchange shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter “Company” shall mean such successor.
     “Constituent Person” has the meaning set forth in Section 5.04(b)(i).
     “Contract Adjustment Payments” means the payments payable by the Company on the Payment Dates in respect of each Purchase Contract, at a rate per year of 2.525% of the Stated Amount per Purchase Contract.
     “Corporate HiMEDS Unit” means a HiMEDS Unit, initially issued in substantially the form set forth as Exhibit A hereto in the Stated Amount of $50, which represents (i) beneficial ownership by the Holder of a 1/20, or 5.00%, undivided beneficial ownership interest in a Senior Note with a principal amount of $1,000 and (ii) the rights and obligations of the Company and the Holder under one Purchase Contract.
     “Corporate HiMEDS Units Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Corporate HiMEDS Units specified on such certificate.
     “Corporate Trust Office” means the office of the Purchase Contract Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 601 Travis Street, 18th Floor, Houston, Texas 77002, Attention: Corporate Trust Administration.

     “Current Market Price” per share of the Common Stock or any other security on any day means:
     (a) with respect to Section 5.04(a)(ii), Section 5.04(a)(iv) in the event of an adjustment not relating to a Spin-Off and Section 5.04(a)(v), the average of the Closing Prices over the twenty consecutive Trading Day period ending on the Trading Day before the Ex-Date with respect to the issuance or distribution requiring such computation;
     (b) with respect to Section 5.04(a)(iv) in the event of an adjustment relating to a Spin-Off, (i) if the Spin-Off is not effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the average of the Closing Prices of the Common Stock over the 10 consecutive Trading Day period commencing on and including the Trading Day following the Effective Date of the Spin-Off and (ii) if an Initial Public Offering of the securities being distributed in the Spin-Off is to be effected simultaneously with the Spin-Off, the Closing Price of the Common Stock on the Trading Day on which the Initial Public Offering price of the securities being distributed in the Spin-Off is determined; and
     (c) with respect to Section 5.04(a)(vi), the average of the Closing Prices over the twenty consecutive Trading Day period commencing on the Trading Day immediately succeeding the Tender Expiration Date.
     “Custodial Agent” means the Person named as Custodial Agent in the first paragraph of this Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Custodial Agent” shall mean the Person who is then the Custodial Agent hereunder.
     “Deferred Contract Adjustment Payments” has the meaning set forth in Section 5.11(a).
     “Depositary” means a clearing agency registered under Section 17A of the Exchange Act that is designated to act as Depositary for the HiMEDS Units as contemplated by Sections 3.06 and 3.08.
     “Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.
     “DTC” means The Depository Trust Company.
     “Early Settlement” has the meaning set forth in Section 5.07(a).
     “Early Settlement Amount” has the meaning set forth in Section 5.07(b).
     “Early Settlement Date” has the meaning set forth in Section 5.07(b).

     “Effective Date” has the meaning set forth in Section 5.04(b)(ii).
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “event of default” has the meaning set forth in Section 13.01(b).
     “Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.
     “Exchange Property Unit” has the meaning set forth in Section 5.04(b)(i).
     “Ex-Date,” when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock or such other security, as applicable, trades in a regular way on the principal U.S. securities exchange or quotation system on which the Common Stock or such other security, as applicable, is listed or quoted at such time, without the right to receive such issuance or distribution.
     “Expiration Date” has the meaning set forth in Section 1.04(e).
     “Extension Period” has the meaning set forth in Section 5.11(a).
     “Fair Market Value” means the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a resolution of the Board of Directors; provided, however, that with respect to a Spin-Off, such term means (a) in the case of any Spin-Off that is effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-Off, the initial public offering price of those securities, and (b) in the case of any other Spin-Off, the average of the Closing Prices of the securities being distributed in the Spin-Off over the 10 consecutive Trading Day period commencing on and including the Trading Day following the effective date of the Spin-Off.
     “Global Certificate” means a Certificate that evidences all or part of the HiMEDS Units and is registered in the name of the Depositary or a nominee thereof.
     “High Settlement Rate” has the meaning set forth in Section 5.01(a)(i).
     “HiMEDS Unit” means a Corporate HiMEDS Unit or a Treasury HiMEDS Unit, as the case may be.
     “Holder” means, with respect to a HiMEDS Unit, the Person in whose name the HiMEDS Unit evidenced by a Certificate is registered in the Security Register; provided, however, that solely for the purpose of determining whether the Holders of the requisite number of HiMEDS Units have voted on any matter (and not for any other purpose hereunder), if the HiMEDS Unit remains in the form of one or more Global Certificates and if the Depositary that is the registered holder of such Global Certificate has sent an omnibus proxy assigning voting rights to the Depositary Participants to whose accounts the HiMEDS Units are credited on the record date, the term “Holder” shall mean such Depositary Participant acting at the direction of the Beneficial Owners.

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     “Indemnified Parties” has the meaning set forth in Section 15.08(b).
     “Indemnitees” has the meaning set forth in Section 7.07(c).
     “Indenture” means the Indenture, dated as of November 20, 2007, between the Company and the Indenture Trustee (including any provisions of the TIA that are deemed incorporated therein), as heretofore amended and supplemented and as amended and supplemented by the Supplemental Indenture pursuant to which the Senior Notes will be issued.
     “Indenture Trustee” means The Bank of New York Trust Company, N.A., as trustee under the Indenture, or any successor thereto.
     “Initial Public Offering” means the first time securities of the same class or type as the securities being distributed in the Spin-Off are offered to the public for cash.
     “Issuer Order” means a written order signed in the name of the Company by (i) either its Chief Executive Officer, its President or one of its Vice Presidents, and (ii) either its Corporate Secretary or one of its Assistant Corporate Secretaries or its Treasurer or one of its Assistant Treasurers, and delivered to the Purchase Contract Agent.
     “Last Failed Remarketing” has the meaning set forth in Section 5.02(c)(ii).
     “Loss” or ”Losses” has the meaning set forth in Section 15.08(b).
     “Low Settlement Rate” has the meaning set forth in Section 5.01(a)(iii).
     “Make-Whole Shares” has the meaning set forth in Section 5.04(b)(ii).
     “Merger Early Settlement” has the meaning set forth in Section 5.04(b)(ii).
     “Merger Early Settlement Date” has the meaning set forth in Section 5.04(b)(ii).
     “Minimum Settlement Rate” means 0.7682, subject to adjustment as contemplated by Section 5.04(a).
     “Minimum Stock Price” has the meaning set forth in Section 5.04(b)(iii)(3).
     “NASDAQ” means the NASDAQ Global Select Market.
     “NYSE” means the New York Stock Exchange.
     “Obligations” means, with respect to each Holder, all obligations and liabilities of such Holder under such Holder’s Purchase Contract and this Agreement or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest (including, without limitation, interest accruing before and after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Holder, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Company or the Collateral Agent or the Securities Intermediary that are required to be paid by the Holder pursuant to the terms of any of the foregoing agreements).

     “Observation Period” means the 20 consecutive Trading Day period ending on the third scheduled Trading Day immediately preceding the Purchase Contract Settlement Date.
     “Officers’ Certificate” means a certificate signed by (i) either the Company’s Chief Executive Officer, its President or one of its Vice Presidents, and (ii) either the Company’s Corporate Secretary or one of its Assistant Corporate Secretaries or its Treasurer or one of its Assistant Treasurers, and delivered to the Purchase Contract Agent.
     Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officers’ Certificate provided for in Section 10.05) shall include:
     (i) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;
     (ii) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers’ Certificate;
     (iii) a statement that, in the opinion of each such officer, each such officer has made such examination or investigation as is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Purchase Contract Agent. An opinion of counsel may rely on certificates as to matters of fact.
     “Outstanding HiMEDS Units” means, with respect to any HiMEDS Unit and as of the date of determination, all HiMEDS Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:
     (i) if a Termination Event has occurred, (x) Corporate HiMEDS Units for which the underlying Senior Notes have been theretofore deposited with the Purchase Contract Agent in trust for the Holders of such Corporate HiMEDS Units and (y) Treasury HiMEDS Units for which Treasury Securities have been deposited with the Purchase Contract Agent in trust for the Holders of such Treasury HiMEDS Units;
     (ii) HiMEDS Units evidenced by Certificates theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

     (iii) HiMEDS Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the HiMEDS Units evidenced by such Certificate are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite number of the HiMEDS Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, HiMEDS Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding HiMEDS Units, except that, in determining whether the Purchase Contract Agent shall be authorized and protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only HiMEDS Units that a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded. HiMEDS Units so owned that have been pledged in good faith may be regarded as Outstanding HiMEDS Units if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee’s right so to act with respect to such HiMEDS Units and that the pledgee is not the Company or any Affiliate of the Company.
     “Payment Date” means each February 15, May 15, August 15 and November 15 of each year, commencing February 15, 2008.
     “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.
     “Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA, a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code or provisions under any Similar Laws, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement.
     “Pledge” means the lien and security interest in the Collateral created by this Agreement.
     “Pledged Senior Notes” means Senior Notes and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.
     “Pledged Treasury Securities” means Treasury Securities and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.
     “Predecessor Certificate” means a Predecessor Corporate HiMEDS Units Certificate or a Predecessor Treasury HiMEDS Units Certificate.
     “Predecessor Corporate HiMEDS Units Certificate” of any particular Corporate HiMEDS Units Certificate means every previous Corporate HiMEDS Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Corporate HiMEDS Units evidenced thereby; and, for the purposes of this definition, any

Corporate HiMEDS Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Corporate HiMEDS Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Corporate HiMEDS Units Certificate.
     “Predecessor Treasury HiMEDS Units Certificate” of any particular Treasury HiMEDS Units Certificate means every previous Treasury HiMEDS Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury HiMEDS Units evidenced thereby; and, for the purposes of this definition, any Treasury HiMEDS Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury HiMEDS Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury HiMEDS Units Certificate.
     “Proceeds” has the meaning ascribed thereto in the UCC and includes, without limitation, all interest, dividends, cash, instruments, securities, financial assets and other property received, receivable or otherwise distributed upon the sale (including, without limitation, the remarketing), exchange, collection or disposition of any financial assets from time to time credited to the Collateral Account.
     “Pro Rata” shall mean pro rata to each Holder according to the aggregate Stated Amount of the HiMEDS Units held by such Holder in relation to the aggregate Stated Amount of all HiMEDS Units outstanding.
     “Prospectus” means the prospectus relating to the delivery of shares or any securities in connection with an Early Settlement pursuant to Section 5.07 or a Merger Early Settlement of Purchase Contracts pursuant to Section 5.04(b)(ii), in the form in which first filed, or transmitted for filing, with the Securities and Exchange Commission after the effective date of the Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Prospectus.
     “Purchase Contract” means, with respect to any HiMEDS Unit, the contract forming a part of such HiMEDS Unit and obligating the Company to (i) sell, and the Holder of such HiMEDS Unit to purchase, not later than the Purchase Contract Settlement Date, for $50 in cash, a number of shares of Common Stock equal to the applicable Settlement Rate, and (ii) pay the Holder thereof Contract Adjustment Payments, in each case on the terms and subject to the conditions set forth in Article 5.
     “Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Purchase Contract Agent” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

     “Purchase Contract Settlement Date” means November 15, 2010; provided, however, that in the event one or more of the three scheduled Trading Days immediately following the last Trading Day of the Observation Period shall not be a Trading Day, the Purchase Contract Settlement Date shall be postponed until such Trading Day that is the third Trading Day immediately following the last Trading Day of the Observation Period.
     “Purchase Contract Settlement Fund” has the meaning set forth in Section 5.03(a).
     “Purchase Price” has the meaning set forth in Section 5.01(a).
     “Purchased Shares” has the meaning set forth in Section 5.04(a)(vi).
     “Put Right” has the meaning set forth in Section 5.03(a) of the Supplemental Indenture.
     “Record Date” for any distribution and any Contract Adjustment Payment and any Deferred Contract Adjustment Payment payable on any Payment Date means, as to any Global Certificate or any other Certificate, the first day of the calendar month in which the relevant Payment Date falls (whether or not a Business Day).
     “Reference Dividend” has the meaning set forth in Section 5.04(a)(v).
     “Reference Price” has the meaning set forth in Section 5.01(a)(ii).
     “Registration Statement” means a registration statement under the Securities Act prepared by the Company covering, inter alia, the delivery by the Company of any securities in connection with an Early Settlement on the Early Settlement Date or a Merger Early Settlement of Purchase Contracts on the Merger Early Settlement Date under Section 5.04(b)(ii), including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.
     “Remarketing Agent” has the meaning set forth in Section 5.02(c)(i).
     “Remarketing Agreement” means the Remarketing Agreement to be entered into by and among the Company, the Remarketing Agent and the Purchase Contract Agent.
     “Remarketing Date” means the ninth scheduled Business Day immediately preceding the Purchase Contract Settlement Date, which Business Day is expected to be November 1, 2010.
     “Remarketing Fee” has the meaning set forth in Section 5.02(c)(i).
     “Remarketing Notice” has the meaning set forth in Section 5.02(c)(i).
     “Remarketing Period” means the seven scheduled Business Day period beginning on the Remarketing Date; provided, however, that in no event shall the Remarketing Period extend beyond the third scheduled Trading Day immediately preceding the Purchase Contract Settlement Date.

     “Remarketing Value” means, with respect to any Senior Note, the $1,000 principal amount of such Senior Note.
     “Reorganization Event” means:
     (i) any consolidation or merger of the Company with or into another Person or of another Person with or into the Company;
     (ii) any sale, transfer, lease or conveyance to another Person of the assets and property of the Company as an entirety or substantially as an entirety;
     (iii) any statutory share exchange of the Company with another Person (other than in connection with a merger or acquisition); or
     (iv) any liquidation, dissolution or termination of the Company (other than as a result of or after the occurrence of a Termination Event).
     “Reset Rate” has the meaning set forth in Section 5.01(f)(i) of the Supplemental Indenture.
     “Responsible Officer” means, when used with respect to the Purchase Contract Agent, any officer of the Purchase Contract Agent within the Corporate Trust Administration (or any successor unit, department or division of the Purchase Contract Agent) located at the Corporate Trust Office of the Purchase Contract Agent who has direct responsibility for the administration of the Agreement and, for the purposes of Section 7.01(b)(ii), also means, with respect to a particular corporate trust matter, any other officer, trust officer or person performing similar functions to whom such matter is referred because of his or her knowledge of and familiarity of the particular subject.
     “Rights” has the meaning set forth in Section 5.04(a)(x).
     “Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.
     “Securities Intermediary” means the Person named as Securities Intermediary in the first paragraph of this Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Securities Intermediary” shall mean such successor or any subsequent successor.
     “Security Register” and “Security Registrar” have the respective meanings set forth in Section 3.05.
     “Senior Indebtedness” means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the Contract Adjustment Payments.
     “Senior Notes” means the series of notes designated the Senior Notes due 2020 to be issued by the Company under the Indenture, which Senior Notes will mature on November 15, 2020, or on such earlier date not earlier than November 15, 2012 as the Company may elect in accordance with the Indenture in connection with a successful remarketing.

     “Separate Senior Notes” means Senior Notes that are not components of Corporate HiMEDS Units.
     “Settlement Date” means, as applicable, the Purchase Contract Settlement Date, the Early Settlement Date or the Merger Early Settlement Date.
     “Settlement Rate” has the meaning set forth in Section 5.01(a).
     “Similar Law” means provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.
     “Spin-Off” means a distribution to all or substantially all holders of the Common Stock consisting of shares of capital stock of any class or series of, or similar equity interests in, or relating to a subsidiary or other business unit of the Company.
     “Stated Amount” means $50.
     “Stock Price” has the meaning set forth in Section 5.04(b)(iii).
     “Subsequent Remarketing Date” has the meaning set forth in Section 5.02(c)(i).
     “Supplemental Indenture” means the First Supplemental Indenture, dated as of the date hereof, between the Company and the Indenture Trustee, pursuant to which the Senior Notes are issued.
     “Tender Expiration Date” has the meaning set forth in Section 5.04(a)(vi).
     “Tender Expiration Time” has the meaning set forth in Section 5.04(a)(vi).
     “Termination Date” means the date, if any, on which a Termination Event occurs.
     “Termination Event” means the occurrence of any of the following events:
     (i) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable Federal or state law and if such judgment, decree or order shall have been entered more than 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;
     (ii) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the termination or liquidation of its affairs, shall have been entered and if such judgment, decree or order shall have been entered more than 60 days prior to the Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or
     (iii) at any time on or prior to the Purchase Contract Settlement Date, the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.
     “Threshold Appreciation Price” has the meaning set forth in Section 5.01(a)(i).
     “TIA” means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.
     “TRADES” means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.
     “TRADES Regulations” means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.
     “Trading Day” has the meaning set forth in Section 5.01(a).
     “Transfer” means:
     (i) in the case of certificated securities in registered form, delivery as provided in Section 8-301(a) of the UCC, indorsed to the transferee or in blank by an effective endorsement;
     (ii) in the case of Treasury Securities, registration of the transferee as the owner of such Treasury Securities on TRADES; and
     (iii) in the case of security entitlements, including, without limitation, security entitlements with respect to Treasury Securities, a securities intermediary indicating by book entry that such security entitlement has been credited to the transferee’s securities account.
     “Treasury HiMEDS Unit” means a HiMEDS Unit, initially issued in substantially the form set forth as Exhibit B hereto in a Stated Amount of $50, which represents (i) a 1/20, or 5.00%, undivided beneficial ownership interest in a Treasury Security having a principal amount at maturity equal to $1,000 and (ii) the rights and obligations of the Company and the Holder under one Purchase Contract.
     “Treasury HiMEDS Units Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury HiMEDS Units specified on such certificate.

     “Treasury Securities” means zero-coupon U.S. treasury securities that mature on November 15, 2010 (CUSIP No. 912820MJ3).
     “UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.
     “Underwriters” means the underwriters identified in Schedule 1 to the Underwriting Agreement.
     “Underwriting Agreement” means the Underwriting Agreement, dated as of November 14, 2007, among the Company and the Underwriters, relating to the offer and sale by the Company of Corporate HiMEDS Units.
     “Value” means, with respect to any item of Collateral on any date, as to:
     (i) Cash, the amount thereof;
     (ii) Senior Notes, the aggregate principal amount thereof; and
     (ii) Treasury Securities, the aggregate principal amount at maturity thereof.
     “Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     Section 1.02. Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Purchase Contract Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officers’ Certificate provided for in Section 10.05) shall include:
     (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     Section 1.03. Form of Documents Delivered to Purchase Contract Agent. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.
     Section 1.04. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Reasonable proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Purchase Contract Agent deems sufficient.
     (c) The ownership of HiMEDS Units shall be proved by the Security Register.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any HiMEDS Unit shall bind every future Holder of the same HiMEDS Unit and the Holder of every Certificate evidencing such HiMEDS Unit issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

     (e) The Company may set any date as a record date for the purpose of determining the Holders of Outstanding HiMEDS Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of HiMEDS Units. If any record date is set pursuant to this Section 1.04(e), the Holders of the Outstanding Corporate HiMEDS Units and the Outstanding Treasury HiMEDS Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Corporate HiMEDS Units or the Treasury HiMEDS Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding HiMEDS Units on such record date. Nothing contained in this Section 1.04(e), shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this Section 1.04(e) (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this Section 1.04(e) shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding HiMEDS Units on the date such action is taken. Promptly after any record date is set pursuant to this Section 1.04(e), the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder of HiMEDS Units in the manner set forth in Section 1.06.
     With respect to any record date set pursuant to this Section 1.04(e), the Company may designate any date as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder of HiMEDS Units in the manner set forth in Section 1.06, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this Section 1.04(e). Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
     Section 1.05. Notices. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.
     The Purchase Contract Agent shall send to the Indenture Trustee at the following address a copy of any notices in the form of Exhibits C, D, E or F hereto it sends or receives:

The Bank of New York Trust Company, N.A.
601 Travis Street
18th Floor
Houston, Texas 77002
Telecopier No.: 713-483-7038
Attention: Corporate Trust Administration
     Section 1.06. Notice to Holders; Waiver.
     Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.
     Section 1.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 1.08. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the HiMEDS Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.
     Section 1.09. Separability Clause. In case any provision in this Agreement or in the HiMEDS Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.
     Section 1.10. Benefits of Agreement. Nothing contained in this Agreement or in the HiMEDS Units, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the HiMEDS Units evidenced by their Certificates by their acceptance of delivery of such Certificates.
     Section 1.11. Governing Law; Submission to Jurisdiction; Waiver of Venue Objection . THIS AGREEMENT AND THE HiMEDS UNITS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Holders from time to time of the HiMEDS Units, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Holders from time to time of the HiMEDS Units, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
     Section 1.12. Legal Holidays. In any case where any Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the HiMEDS Units), Contract Adjustment Payments or other distributions shall not be paid on such date, but Contract Adjustment Payments and Deferred Contract Adjustment Payments or such other distributions shall be paid on the next succeeding Business Day, unless such Business Day is in the next succeeding calendar year, in which case such Contract Adjustment Payments or other distributions shall be paid on the immediately preceding Business Day, in each case with the same force and effect as if made on such scheduled Payment Date; provided that no interest or other payment shall accrue or be payable by the Company or to any Holder in respect of such payment or distribution for the period from and after any such scheduled Payment Date.
     In any case where the Purchase Contract Settlement Date or any Early Settlement Date or Merger Early Settlement Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the HiMEDS Units), Purchase Contracts shall not be performed and Early Settlement and Merger Early Settlement shall not be effected on such date, but Purchase Contracts shall be performed or Early Settlement or Merger Early Settlement shall be effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Purchase Contract Settlement Date, Early Settlement Date or Merger Early Settlement Date, as applicable.
     Section 1.13. Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     Section 1.14. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.
     Section 1.15. Appointment of Financial Institution as Agent for the Company. The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Purchase Contract Agent and the Holders, under this Agreement and the Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.05. Any such appointment shall not relieve the Company in any way from its obligations hereunder.
     Section 1.16. No Waiver. No failure on the part of the Company, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
     Section 1.17. Tax Treatment. The Company intends to treat and each beneficial owner of a Corporate HiMEDS Unit or Treasury HiMEDS Unit, by acceptance of a beneficial interest in a Corporate HiMEDS Unit or Treasury HiMEDS Unit, as applicable, agrees to treat:
          (i) each Corporate HiMEDS Unit as an investment unit consisting of an interest in a Senior Note and a Purchase Contract;
          (ii) the initial fair market value of each Senior Note as $50 and the initial fair market value of each Purchase Contract as $0 and to allocate the purchase price for each Corporate HiMEDS Unit accordingly;
          (iii) each Treasury HiMEDS Unit as an investment unit consisting of Treasury securities and a Purchase Contract;
          (iv) such Holder, for all purposes, as the owner of the applicable interests in the Collateral Account, including the Senior Notes or the Treasury Securities; and
          (v) the Senior Notes as indebtedness for tax purposes.
ARTICLE 2
CERTIFICATE FORMS
     Section 2.01. Forms of Certificates Generally. The Certificates (including the form of Purchase Contract forming part of each Unit evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto (in the case of Corporate HiMEDS Units Certificates) or Exhibit B hereto (in the case of Treasury HiMEDS Units Certificates), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the HiMEDS Units are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.
     The definitive Certificates shall be produced in any manner as determined by the officers of the Company executing the HiMEDS Units evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.
     Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:
“THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REQUESTED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     Section 2.02. Form of Purchase Contract Agent’s Certificate of Authentication. The form of the Purchase Contract Agent’s certificate of authentication of the HiMEDS Units shall be in substantially the form set forth on the form of the applicable Certificates.
     Section 2.03. Global Certificates. So long as the HiMEDS Units are evidenced by one or more Global Certificates deposited with the Depositary, procedures for transfer, exchange, Cash Settlement, Early Settlement or Merger Early Settlement will be governed by standing arrangements between the Depositary and the Purchase Contract Agent.

ARTICLE 3
THE HIMEDS UNITS
     Section 3.01. Amount; Form and Denominations. The aggregate number of HiMEDS Units evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 8,000,000 (up to 8,800,000 if the Underwriters exercise their over-allotment option in accordance with the terms of the Underwriting Agreement), except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.04, Section 3.05, Section 3.10, Section 3.13, Section 3.14 or Section 8.05.
     The Certificates shall be issuable only in registered form and only in denominations of a single Corporate HiMEDS Unit or Treasury HiMEDS Unit and any integral multiple thereof.
     Section 3.02. Rights and Obligations Evidenced by the Certificates. Each Corporate HiMEDS Units Certificate shall evidence the number of Corporate HiMEDS Units specified therein, with each such Corporate HiMEDS Unit representing (i) the ownership by the Holder thereof of a 1/20, or 5.00%, undivided beneficial interest in $1,000 principal amount of a Senior Note, subject to the Pledge of such interest by such Holder pursuant to this Agreement and (ii) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Corporate HiMEDS Unit, to pledge, pursuant to Article 11 hereof, the Senior Note, forming a part of such Corporate HiMEDS Unit, to the Collateral Agent for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Senior Note to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock.
     Upon the formation of a Treasury HiMEDS Unit pursuant to Section 3.13, each Treasury HiMEDS Unit Certificate shall evidence the number of Treasury HiMEDS Units specified therein, with each such Treasury HiMEDS Unit representing (i) the ownership by the Holder thereof of a 1/20, or 5.00%, undivided beneficial interest in a Treasury Security with a principal amount at maturity equal to $1,000, subject to the Pledge of such interest by such Holder pursuant to this Agreement, and (ii) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Treasury HiMEDS Unit, to pledge, pursuant to Article 11, such Holder’s interest in the Treasury Security forming a part of such Treasury HiMEDS Unit, to the Collateral Agent for the benefit of the Company, and to grant to the Collateral Agent for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Treasury Security to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock.
     Prior to the purchase of shares of Common Stock under each Purchase Contract, such Purchase Contracts shall not entitle the Holder of a HiMEDS Unit to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a stockholder of the Company.

     Section 3.03. Execution, Authentication, Delivery and Dating. Subject to the provisions of Section 3.13 and Section 3.14, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.
     The Certificates shall be executed on behalf of the Company by any one of its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Treasurer or one of its Vice Presidents. The signature of any of these officers on the Certificates may be manual or facsimile.
     Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.
     No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized officer of the Purchase Contract Agent, as such Holder’s attorney-in-fact. Such signature by an authorized officer of the Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contract or Purchase Contracts evidenced by such Certificate.
     Each Certificate shall be dated the date of its authentication.
     No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.
     Section 3.04. Temporary Certificates. Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate HiMEDS Units or Treasury HiMEDS Units, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

     If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of HiMEDS Units as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the HiMEDS Units evidenced thereby as definitive Certificates.
     Section 3.05. Registration; Registration of Transfer and Exchange. The Purchase Contract Agent shall keep at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Purchase Contract Agent shall provide for the registration of Certificates and of transfers of Certificates (the Purchase Contract Agent, in such capacity, the “Security Registrar”). The Security Registrar shall record separately the registration and transfer of the Certificates evidencing Corporate HiMEDS Units and Treasury HiMEDS Units.
     Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Corporate HiMEDS Units or Treasury HiMEDS Units, as the case may be.
     At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Corporate HiMEDS Units or Treasury HiMEDS Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.
     All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Corporate HiMEDS Units or Treasury HiMEDS Units, as the case may be, and be entitled to the same benefits and subject to the same obligations under this Agreement as the Corporate HiMEDS Units or Treasury HiMEDS Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.
     Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Purchase Contract Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Section 3.04, Section 3.06 and Section 8.05 not involving any transfer.
     Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest to occur of any Early Settlement Date with respect to such Certificate, any Merger Early Settlement Date with respect to such Certificate, the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:
     (i) if the Purchase Contract Settlement Date or an Early Settlement Date or a Merger Early Settlement Date with respect to such other Certificate has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the HiMEDS Units evidenced by such other Certificate; or
     (ii) if a Termination Event, Early Settlement, or Merger Early Settlement shall have occurred prior to the Purchase Contract Settlement Date, or a Cash Settlement shall have occurred, transfer the Senior Notes, or the Treasury Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article 5.
     Section 3.06. Book-Entry Interests. The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Certificates shall initially be registered on the Security Register in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner’s interest in such Global Certificate, except as provided in Section 3.09. The Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.09:
     (i) the provisions of this Section 3.06 shall be in full force and effect;
     (ii) the Company shall be entitled to deal with the Depositary for all purposes of this Agreement (including, without limitation, making Contract Adjustment Payments and receiving approvals, votes or consents hereunder) as the Holder of the HiMEDS Units and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners; provided that a Beneficial Owner may directly enforce against the Company, without any consent, proxy, waiver or involvement of the Depositary of any kind, such Beneficial Owner’s right to receive a definitive Certificate representing the HiMEDS Units beneficially owned by such Beneficial Owner, as set forth in Section 3.09;

     (iii) to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and
     (iv) except as set forth in the proviso of clause (ii) of this Section 3.06, the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants. The Depositary will make book entry transfers among Depositary Participants and receive and transmit payments of Contract Adjustment Payments to such Depositary Participants.
Transfers of securities evidenced by Global Certificates shall be made through the facilities of the Depositary, and any cancellation of, or increase or decrease in the number of, such securities (including the creation of Treasury HiMEDS Units and the recreation of Corporate HiMEDS Units pursuant to Section 3.13 and Section 3.14 respectively) shall be accomplished by making appropriate annotations on the Schedule of Increases and Decreases for such Global Certificate.
     Section 3.07. Notices to Holders. Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders and, with respect to any HiMEDS Units registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company’s agent shall, except as set forth herein, have no obligations to the Beneficial Owners.
     Section 3.08. Appointment of Successor Depositary. If the Depositary elects to discontinue its services as securities depositary with respect to the HiMEDS Units, the Company may, in its sole discretion, appoint a successor Depositary with respect to the HiMEDS Units.
     Section 3.09. Definitive Certificates.
     If:
     (i) the Depositary notifies the Company that it is unwilling or unable to continue its services as securities depositary with respect to the HiMEDS Units and no successor Depositary has been appointed pursuant to Section 3.08 within 90 days after such notice; or
     (ii) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act when the Depositary is required to be so registered to act as the Depositary and so notifies the Company, and no successor Depositary has been appointed pursuant to Section 3.08 within 90 days after such notice;
     (iii) to the extent permitted by the Depositary, the Company determines at any time that the HiMEDS Units shall no longer be represented by Global Certificates and shall inform such Depositary of such determination and participants in such Depositary elect to withdraw their beneficial interests in the HiMEDS Units from such Depositary, following notification by the Depositary of their right to do so; or

     (iv) a Beneficial Owner requests to exchange such Beneficial Owner’s interest in the Global Certificates for definitive Certificates in order to exercise or enforce such Beneficial Owner’s rights under the HiMEDS Units represented by such Global Certificates, then (x) definitive Certificates shall be prepared by the Company with respect to such HiMEDS Units and delivered to the Purchase Contract Agent and (y) upon surrender of the Global Certificates representing the HiMEDS Units by the Depositary, accompanied by registration instructions (other than in the case of clause (iv) above), the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with instructions provided by the Depositary. The Company and the Purchase Contract Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be authorized and protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence HiMEDS Units of the same kind and tenor as the Global Certificate so surrendered in respect thereof.
     Section 3.10. Mutilated, Destroyed, Lost and Stolen Certificates. If any mutilated Certificate is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of Corporate HiMEDS Units or Treasury HiMEDS Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Purchase Contract Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Corporate HiMEDS Units or Treasury HiMEDS Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.
     Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earliest of any Early Settlement Date with respect to such lost or mutilated Certificate, any Merger Early Settlement Date with respect to such lost or mutilated Certificate, the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:
     (i) if the Purchase Contract Settlement Date (including upon any Cash Settlement) or an Early Settlement Date or a Merger Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the HiMEDS Units evidenced by such Certificate; or

     (ii) if a Merger Early Settlement or an Early Settlement with respect to such lost or mutilated Certificate or if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date or a Cash Settlement shall have occurred, transfer the Senior Notes or the Treasury Securities, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article 5.
     Upon the issuance of any new Certificate under this Section, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Purchase Contract Agent) connected therewith.
     Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the HiMEDS Units evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the HiMEDS Units evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.
     The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.
     Section 3.11. Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Certificate is registered as the owner of the HiMEDS Units evidenced thereby for purposes of (subject to any applicable record date) any payment or distribution with respect to the Senior Notes, payment of Contract Adjustment Payments and performance of the Purchase Contracts and for all other purposes whatsoever in connection with such HiMEDS Units, whether or not such payment, distribution, or performance shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.
     Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Certificate, or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Certificate. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     Section 3.12. Cancellation. All Certificates surrendered for delivery of shares of Common Stock on or after the Purchase Contract Settlement Date or in connection with an Early Settlement or a Merger Early Settlement or for delivery of the Senior Notes underlying the appropriate ownership interests in the Senior Notes or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to a Cash Settlement, an Early Settlement or a Merger Early Settlement, or upon the registration of transfer or exchange of a HiMEDS Unit, or a Collateral Substitution or the recreation of Corporate HiMEDS Units shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent along with appropriate written instructions regarding the cancellation thereof and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.
     If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Purchase Contract Agent cancelled or for cancellation.
     Section 3.13. Creation of Treasury HiMEDS Units by Substitution of Treasury Securities. (a) Subject to the conditions set forth in this Agreement, a Holder of Corporate HiMEDS Units may, at any time from and after the date of this Agreement and on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date, effect a Collateral Substitution and separate the Senior Notes from the related Purchase Contracts in respect of such Holder’s Corporate HiMEDS Units by substituting for such Senior Notes, Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of such Senior Notes; provided that Holders may make Collateral Substitutions only in integral multiples of 20 Corporate HiMEDS Units. To effect such substitution, the Holder must:
(1)	Transfer to the Securities Intermediary, for credit to the Collateral Account, Treasury Securities or security entitlements with respect thereto having a Value equal to the aggregate principal amount of the Pledged Senior Notes to be released; and

(2)	Transfer the related Corporate HiMEDS Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has Transferred the relevant amount of Treasury Securities to the Securities Intermediary for credit to the Collateral Account and (ii) requesting that the Purchase Contract Agent instruct the

Collateral Agent to release the Pledged Senior Notes underlying such Corporate HiMEDS Units, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit G hereto (A) stating that such Holder has notified the Purchase Contract Agent that such Holder has Transferred Treasury Securities or security entitlements with respect thereto to the Securities Intermediary for credit to the Collateral Account, (B) stating the Value of the Treasury Securities or security entitlements with respect thereto Transferred by such Holder and (C) requesting that the Collateral Agent release from the Pledge the Pledged Senior Notes that are a component of such Corporate HiMEDS Units.
     Upon confirmation that the Treasury Securities described in clause (1) above or security entitlements with respect thereto have been credited to the Collateral Account and receipt of the instruction to the Collateral Agent described in clause (2) above, the Collateral Agent shall release such Pledged Senior Notes from the Pledge and shall instruct the Securities Intermediary by a notice, substantially in the form of Exhibit H hereto, to Transfer such Pledged Senior Notes to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.
     Upon credit to the Collateral Account of Treasury Securities or security entitlements with respect thereto delivered by a Holder of Corporate HiMEDS Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall promptly Transfer the appropriate Pledged Senior Notes to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.
     Upon receipt of such Senior Notes, the Purchase Contract Agent shall promptly:
     (i) cancel the related Corporate HiMEDS Units;
     (ii) Transfer the Pledged Senior Notes to the Holder (such Senior Notes shall be tradable as a separate security, independent of the resulting Treasury HiMEDS Units); and
     (iii) authenticate, execute on behalf of such Holder and deliver Treasury HiMEDS Units in book-entry form, or if applicable, in the form of a Treasury HiMEDS Units Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Corporate HiMEDS Units.
     Holders who elect to separate the Senior Notes from the related Purchase Contracts and to substitute Treasury Securities for such Senior Notes shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent) in respect of the substitution, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.
     (b) In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Corporate HiMEDS Units or fails to deliver Corporate HiMEDS Units Certificates to the Purchase Contract Agent after depositing Treasury

Securities with the Securities Intermediary, as the case may be, any distributions on the Senior Notes constituting a part of such Corporate HiMEDS Units shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Corporate HiMEDS Units are so transferred or the Corporate HiMEDS Units Certificate is so delivered, as the case may be, or such Holder provides evidence satisfactory to the Company and the Purchase Contract Agent that such Corporate HiMEDS Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.
     (c) Except as described in Section 5.02 or in this Section 3.13 or in connection with a Cash Settlement, an Early Settlement, a Merger Early Settlement or a Termination Event, for so long as the Purchase Contract underlying a Corporate HiMEDS Unit remains in effect, such Corporate HiMEDS Units shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the 1/20, or 5.00% of a Senior Note and the Purchase Contract comprising such Corporate HiMEDS Units may be acquired, and may be transferred and exchanged, only as single Corporate HiMEDS Unit or integral multiples thereof.
     Section 3.14. Recreation of Corporate HiMEDS Units. (a) Subject to the conditions set forth in this Agreement, a Holder of Treasury HiMEDS Units may recreate Corporate HiMEDS Units at any time on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date; provided that Holders of Treasury HiMEDS Units may only recreate Corporate HiMEDS Units in integral multiples of 20 Treasury HiMEDS Units. To recreate Corporate HiMEDS Units, the Holder must:
(1)	Transfer to the Securities Intermediary for credit to the Collateral Account, Senior Notes or security entitlements with respect thereto having a Value equal to the aggregate principal amount at maturity of the Pledged Treasury Securities to be released; and

(2)	Transfer the related Treasury HiMEDS Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has Transferred the relevant amount of Senior Notes to the Securities Intermediary for the credit to the Collateral Account and (ii) requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Pledged Treasury Securities underlying such Treasury HiMEDS Units, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit I hereto (A) stating that such Holder has notified the Purchase Contract Agent that such Holder has Transferred Senior Notes or security entitlements with respect thereto to the Securities Intermediary for credit to the Collateral Account, (B) stating the Value of the Senior Notes or security entitlements with respect thereto Transferred by such Holder and (C) requesting that the Collateral Agent release from the Pledge the Pledged Treasury Securities that are a component of such Treasury HiMEDS Units.

     Upon confirmation that the Senior Notes described in clause (1) above or security entitlements with respect thereto has been credited to the Collateral Account and receipt of the instruction to the Collateral Agent to the Collateral Agent described in clause (2) above, the Collateral Agent shall release such Pledged Treasury Securities from the Pledge and shall instruct the Securities Intermediary by a notice, substantially in the form of Exhibit J hereto, to Transfer such Pledged Treasury Securities to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.
     Upon credit to the Collateral Account of Senior Notes or security entitlements with respect thereto delivered by a Holder of Treasury HiMEDS Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall promptly Transfer the appropriate Pledged Treasury Securities to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.
     Upon receipt of such Treasury Securities, the Purchase Contract Agent shall promptly:
     (i) cancel the related Treasury HiMEDS Units;
     (ii) Transfer the Pledged Treasury Securities to the Holder; and
     (iii) authenticate, execute on behalf of such Holder and deliver Corporate HiMEDS Units in book-entry form or, if applicable, in the form of a Corporate HiMEDS Units Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Treasury HiMEDS Units.
     Holders who elect to recreate Corporate HiMEDS Units shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent) in respect of the recreation, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.
     (b) Except as provided in Section 5.02 or in this Section 3.14 or in connection with a Cash Settlement, an Early Settlement, a Merger Early Settlement or a Termination Event, for so long as the Purchase Contract underlying a Treasury HiMEDS Unit remains in effect, such Treasury HiMEDS Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury HiMEDS Unit in respect of the 1/20, or 5.00%, of a Treasury Security and the Purchase Contract comprising such Treasury HiMEDS Unit may be acquired, and may be transferred and exchanged, only as a single Treasury HiMEDS Unit or integral multiples thereof.
     Section 3.15. Transfer of Collateral upon Occurrence of Termination Event. (a) Upon receipt by the Collateral Agent of written notice pursuant to Section 5.06 from the Company that a Termination Event has occurred, the Collateral Agent shall release all Collateral from the Pledge and shall promptly instruct the Securities Intermediary to Transfer:
     (i) any Pledged Senior Notes or security entitlements with respect thereto;
     (ii) any Pledged Treasury Securities,
     (iii) any payments by Holders pursuant to Section 5.02; and

     (iv) any Proceeds and all principal payments the Collateral Agent receives in respect of the foregoing, to the Purchase Contract Agent for the benefit of the Holders for distribution to such Holders, in accordance with their respective interests, free and clear of the Pledge created hereby.
     (b) If such Termination Event shall result from the Company’s becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail or be unable promptly to effectuate the release and Transfer of all Pledged Senior Notes, Pledged Treasury Securities and payments by Holders pursuant to Section 5.02 and Proceeds of any of the foregoing, as the case may be, as provided by this Section 3.15, the Purchase Contract Agent shall use its commercially reasonable efforts to obtain an opinion of a nationally recognized law firm to the effect that, notwithstanding the Company’s being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 3.15, and shall deliver or cause to be delivered such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (A) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (B) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Senior Notes, Pledged Treasury Securities and the payments by Holders pursuant to Section 5.02 and Proceeds of any of the foregoing, as the case may be, as provided in this Section 3.15, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court having jurisdiction of the Company’s case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Senior Notes, Pledged Treasury Securities and the payments by Holders pursuant to Section 5.02 and Proceeds of any of the foregoing, or as the case may be, as provided by this Section 3.15.
     (c) Upon the occurrence of a Termination Event and the Transfer to the Purchase Contract Agent of the Pledged Senior Notes or the Pledged Treasury Securities, as the case may be, pursuant to Section 3.15(a), the Purchase Contract Agent shall request transfer instructions with respect to such Pledged Senior Notes or Pledged Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of Exhibit D hereto, mailed to such Holder at its address as it appears in the Security Register.
     (d) Upon book-entry transfer of the Corporate HiMEDS Units or the Treasury HiMEDS Units or delivery of a Corporate HiMEDS Units Certificate or Treasury HiMEDS Units Certificate to the Purchase Contract Agent with such transfer instructions, the Purchase Contract Agent shall transfer the Pledged Senior Notes or Pledged Treasury Securities, as the case may be, and Proceeds of any of the foregoing, underlying such Corporate HiMEDS Units or Treasury HiMEDS Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions and, in the case of the Pledged Senior Notes, in accordance with the terms of the Supplemental Indenture. In the event a Holder of Corporate HiMEDS Units or Treasury HiMEDS Units fails to effect such transfer or delivery, the Pledged Senior Notes or Pledged Treasury Securities, as the case may be, and Proceeds of any of the foregoing and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

     (i) the transfer of such Corporate HiMEDS Units or Treasury HiMEDS Units or surrender of the Corporate HiMEDS Units Certificate or Treasury HiMEDS Units Certificate or the receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Corporate HiMEDS Units Certificate or Treasury HiMEDS Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and
     (ii) the expiration of the time period specified in the abandoned property laws of the state in which the Purchase Contract Agent holds such property.
     Section 3.16. No Consent to Assumption. Each Holder of a Unit, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation.
     Section 3.17. Substitutions. Whenever a Holder has the right to substitute Treasury Securities, Senior Notes or security entitlements for any of them, as the case may be, for financial assets held in the Collateral Account, such substitution shall not constitute a novation of the security interest created hereby.
ARTICLE 4
THE SENIOR NOTES
     Section 4.01. Interest Payments; Rights to Interest Payments Preserved. (a) The Collateral Agent shall transfer all income and distributions received by it on account of the Pledged Senior Notes from time to time held in the Collateral Account (The Bank of New York Trust Company, N.A. ABA# 021000018, for credit to GLA# 211065, for final credit to: TAS#765910, Ref.: Avery Dennison HiMEDS Units Collateral Account, Attn: Brian R. Echausse) to the Purchase Contract Agent for distribution to the applicable Holders as provided in this Agreement and the Purchase Contracts.
     (b) Any payment on any Pledged Senior Note which is paid on any Payment Date shall, subject to receipt thereof by the Purchase Contract Agent from the Company or from the Collateral Agent as provided in Section 4.01(a), be paid by the Purchase Contract Agent to the Person in whose name the Corporate HiMEDS Units Certificate (or one or more Predecessor Corporate HiMEDS Units Certificates) of which such Pledged Senior Note forms a part is registered at 5:00 p.m., New York City time, on the Record Date for such Payment Date or to the Holder of Corporate HiMEDS Units transforming Corporate HiMEDS Units into Treasury HiMEDS Units or exercising an Early Settlement in accordance with Section 5.07.
     (c) Each Corporate HiMEDS Units Certificate evidencing Senior Notes delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Corporate HiMEDS Units Certificate shall carry the right to accrued and unpaid interest, and to accrue interest, which were carried by the Senior Notes underlying such other Corporate HiMEDS Units Certificate.

     (d) In the case of any Corporate HiMEDS Unit with respect to which:
     (i) Cash Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.02(a);
     (ii) Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.07;
     (iii) Merger Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.04(b)(ii); or
     (iv) a Collateral Substitution is properly effected pursuant to Section 3.13, in each case on a date that is after any Record Date and prior to or on the next succeeding Payment Date, interest on the Senior Notes underlying such Corporate HiMEDS Unit otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Merger Early Settlement or Collateral Substitution, and such payment or distributions shall, subject to receipt thereof by the Purchase Contract Agent, be payable to the Person in whose name the Corporate HiMEDS Units Certificate (or one or more Predecessor Corporate HiMEDS Units Certificates) was registered at 5:00 p.m., New York City time, on the Record Date.
     (e) Except as otherwise expressly provided in Section 4.01(d), in the case of any Corporate HiMEDS Units with respect to which Cash Settlement, Early Settlement or Merger Early Settlement of the underlying Purchase Contract is properly effected, or with respect to which a Collateral Substitution has been effected, payments on the related Senior Notes that would otherwise be payable or made after the Purchase Contract Settlement Date, Early Settlement Date, Merger Early Settlement Date or the date of the Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Corporate HiMEDS Units; provided, however, that to the extent that such Holder continues to hold Separate Senior Notes that formerly comprised a part of such Holder’s Corporate HiMEDS Units, such Holder shall be entitled to receive payments on such Separate Senior Notes.
     Section 4.02. Notice and Voting. (a) Upon receipt of any notices and other communications in respect of any Pledged Senior Notes, including notice of any meeting at which holders of the Senior Notes are entitled to vote or solicitation of consents, waivers or proxies of holders of the Senior Notes, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Senior Notes (in form and substance satisfactory to the Collateral Agent) as are prepared by the Company and delivered to the Purchase Contract Agent with respect to the Pledged Senior Notes.
     (b) Upon receipt of notice of any meeting at which holders of Senior Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Senior Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of Corporate HiMEDS Units a notice:

     (i) containing such information as is contained in the notice or solicitation;
     (ii) stating that each Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Senior Notes, as the case may be, entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to such Senior Notes underlying their Corporate HiMEDS Units; and
     (iii) stating the manner in which such instructions may be given.
Upon the written request of the Holders of Corporate HiMEDS Units on such record date received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Senior Notes, as the case may be, as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate HiMEDS Unit, the Purchase Contract Agent shall abstain from voting the Senior Notes underlying such Corporate HiMEDS Unit. The Company hereby agrees, if applicable, to solicit Holders of Corporate HiMEDS Units to timely instruct the Purchase Contract Agent in order to enable the Purchase Contract Agent to vote such Senior Notes.
     (c) The Holders of Corporate HiMEDS Units and Treasury HiMEDS Units shall have no voting or other rights in respect of Common Stock.
     Section 4.03. Payments to Purchase Contract Agent. The Securities Intermediary shall use commercially reasonable efforts to deliver any payments required to be made by it to the Purchase Contract Agent hereunder to the account designated by the Purchase Contract Agent for such purpose not later than 12:00 p.m., New York City time, on the Business Day such payment is received by the Securities Intermediary; provided, however, that if such payment is received on a day that is not a Business Day or after 11:00 a.m., New York City time, on a Business Day, then the Securities Intermediary shall use commercially reasonable efforts to deliver such payment to the Purchase Contract Agent no later than 10:30 a.m., New York City time, on the next succeeding Business Day.
     Section 4.04. Payments Held in Trust. If the Purchase Contract Agent or any Holder shall receive any principal payments on account of financial assets credited to the Collateral Account and not released therefrom in accordance with this Agreement, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company and, upon receipt of an Officers’ Certificate of the Company so directing, promptly deliver the same to the Securities Intermediary for credit to the Collateral Account or to the Company for application to the Obligations of the Holders, and the Purchase Contract Agent and Holders shall acquire no right, title or interest in any such payments of principal amounts so received. The Purchase Contract Agent shall have no liability under this Section 4.04 unless and until it has been notified in writing that such payment was delivered to it erroneously and shall have no liability for any action taken, suffered or omitted to be taken prior to its receipt of such notice.

ARTICLE 5
THE PURCHASE CONTRACTS
     Section 5.01. Purchase of Shares of Common Stock. (a) Each Purchase Contract shall obligate the Holder of the related HiMEDS Units to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the “Purchase Price”), a number of newly issued shares of Common Stock (subject to Section 5.08) equal to the Settlement Rate unless an Early Settlement, a Merger Early Settlement or a Termination Event with respect to the HiMEDS Units of which such Purchase Contract is a part shall have occurred. The “Settlement Rate” is equal to:
     (i) if the Adjusted Applicable Market Value is equal to or greater than $65.09 (the “Threshold Appreciation Price”), the Settlement Rate will equal a number of shares of Common Stock determined by the following formula (such Settlement Rate being referred to as the “High Settlement Rate”):
     where:
     “SA” refers to the Stated Amount ($50.00);
     “RP” refers to the Reference Price ($51.25);
     “AAMV” refers to the Adjusted Applicable Market Value;
     “TAP” refers to the Threshold Appreciation Price ($65.09); and
     “AF” refers to the Anti-Dilution Factor.
     (ii) if the Adjusted Applicable Market Value is less than the Threshold Appreciation Price of $65.09 but greater than $51.25 (the “Reference Price”), the Settlement Rate will be the number of shares of Common Stock per Purchase Contact having a value equal to the Stated Amount divided by the Applicable Market Value;
     (iii) if the Adjusted Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate will be 0.9756 shares of Common Stock per Purchase Contract (such Settlement Rate being referred to as the “Low Settlement Rate”);
and in each case rounded upward or downward to the nearest 1/10,000th of a share.
“Adjusted Applicable Market Value” means the product of:
     (x) the Applicable Market Value; and

     (y) the Anti-Dilution Factor in effect on the relevant Settlement Date;
provided, however, that if an adjustment to the Anti-Dilution Factor is required to be made pursuant to Section 5.04 during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Anti-Dilution Factor.
     “Applicable Market Value” means the average of the Closing Prices per share of Common Stock (or any securities distributed in a Spin-Off or any common stock constituting part of an Exchange Property Unit) over the Trading Days in the Observation Period; provided, however, that if the Company enters into a Reorganization Event, Applicable Market Value shall mean the Exchange Property Unit value. Following the occurrence of any such event, references herein to the purchase or issuance of shares of our Common Stock should be construed to be references to settlement into Exchange Property Units. For purposes of calculating the Exchange Property Unit value, if applicable:
     (i) the value of any common stock shall be determined using the average of the Closing Prices per unit of such common stock during the Observation Period; and
     (ii) the value of any other property, including securities other than common stock, shall be the value of such property determined at the effective time of the applicable Reorganization Event.
     The “Closing Price” per share of Common Stock, or any securities distributed in a Spin-Off or any common stock constituting part of an Exchange Property Unit, as the case may be, on any date of determination means:
     (i) the closing sale price (or, if no closing sale price is reported, the last reported sale price) per share on the principal U.S. national or regional securities exchange on which such security is so listed or quoted;
     (ii) if such security is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the such security in the over-the-counter market as reported by the Pink Sheets LLC or similar organization; or
     (iii) if such quoted bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.
     A “Trading Day” means a day during which trading in securities generally occurs on:
     (i) the principal U.S. national or regional securities exchange on which the Common Stock, any security distributed in a Spin-Off or any common stock constituting part of an Exchange Property Unit, as the case may be, is then listed; or
     (ii) if the Common Stock, any security distributed in a Spin-Off or any common stock constituting part of an Exchange Property Unit, as the case may be, is not listed on a U.S. national or regional securities exchange, on the principal over-the-counter market on which the Common Stock, any security distributed in a Spin-Off or any common stock constituting part of an Exchange Property Unit, as the case may be, is then traded;

provided, however, that no day on which the Common Stock, any security distributed in a Spin-Off or any common stock constituting part of an Exchange Property Unit, as the case may be, experiences any of the following, however, will count as a Trading Day:
(1)	any suspension of or limitation imposed on trading of the Common Stock, any security distributed in a Spin-Off or any common stock constituting part of an Exchange Property Unit, as the case may be, on the principal U.S. national or regional securities exchange or automated inter-dealer quotation system or over-the-counter market on which it is listed or traded;

(2)	any event (other than an event listed clause (3) below) that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for the Common Stock, any security distributed in a Spin-Off or any common stock constituting part of an Exchange Property Unit, as the case may be, on the principal U.S. national or regional securities exchange or automated inter-dealer quotation system or over-the-counter market on which it is listed or traded; or

(3)	the principal U.S. national or regional securities exchange or automated inter-dealer quotation system or over-the-counter market on which the Common Stock, any security distributed in a Spin-Off or any common stock constituting part of an Exchange Property Unit, as the case may be, is listed or traded closes on any exchange business day prior to its scheduled closing time unless, in the case of an exchange or automated inter-dealer quotation system, such earlier closing time is announced by the exchange or system at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on that exchange and (ii) the submission deadline for orders to be entered into the exchange for execution on that exchange business day.
     The “Anti-Dilution Factor” shall initially be equal to one and shall be subject to adjustment as set forth in Section 5.04.
     (b) Each Holder of a Corporate HiMEDS Unit or a Treasury HiMEDS Unit, by its acceptance of such HiMEDS Unit:
     (i) irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including, without limitation, the execution of Certificates on behalf of such Holder);
     (ii) agrees to be bound by the terms and provisions thereof;
     (iii) covenants and agrees to perform its obligations under such Purchase Contract for so long as such Holder remains a Holder of a Corporate HiMEDS Unit or a Treasury HiMEDS Unit;

     (iv) consents to the provisions hereof;
     (v) irrevocably authorizes the Purchase Contract Agent to enter into and perform this Agreement on its behalf and in its name as its attorney-in-fact; and
     (vi) consents to, and agrees to be bound by, the Pledge of such Holder’s right, title and interest in and to the Collateral Account, including the Senior Notes or the Treasury Securities pursuant to this Agreement, provided that upon a Termination Event, the rights of the Holder of such HiMEDS Units under the Purchase Contract may be enforced without regard to any other rights or obligations.
     (c) Each Holder of a Corporate HiMEDS Unit or a Treasury HiMEDS Unit, by its acceptance thereof, further covenants and agrees that to the extent and in the manner provided in Section 5.02, but subject to the terms thereof, Proceeds of the Pledged Senior Notes or the Pledged Treasury Securities on the Purchase Contract Settlement Date, shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.
     (d) Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement and the Purchase Contracts underlying such Certificate and the transferor shall be released from the obligations under this Agreement and the Purchase Contracts underlying the Certificate so transferred. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this Section 5.01(d).
     Section 5.02. Payment of Purchase Price; Remarketing. (a) (i) Unless a Termination Event has occurred, or a Holder of a Corporate HiMEDS Unit has settled the underlying Purchase Contract through an Early Settlement pursuant to Section 5.07 or a Merger Early Settlement pursuant to Section 5.04(b)(ii), each Holder of a Corporate HiMEDS Unit may pay in cash (“Cash Settlement”) the Purchase Price for the Common Stock to be purchased pursuant to a Purchase Contract if such Holder notifies the Purchase Contract Agent by surrender of the Corporate HiMEDS Unit Certificate, if in certificated form, and delivery of a notice in substantially the form of Exhibit E hereto of its intention to make a Cash Settlement. Such notice shall be made at any time following the Company’s issuance of the Remarketing Notice on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date. The Purchase Contract Agent shall promptly notify the Collateral Agent of the receipt of such a notice from a Holder intending to make a Cash Settlement.
          A Holder of Corporate HiMEDS Units may cash settle the related Purchase Contracts pursuant to this Section 5.02(a) only in integral multiples of 20 Corporate HiMEDS Units.
          (ii) After the Company or the Purchase Contract Agent has issued the Remarketing Notice, a Holder of a Corporate HiMEDS Unit who has so notified the Purchase Contract Agent of its intention to make a Cash Settlement is required to pay the requisite amount of cash in lawful money of the United States by certified or cashier’s check or wire transfer, in each case, in immediately available funds, equal to the Purchase Price per Purchase Contract (the “Cash Consideration”) to the Securities Intermediary for deposit in the Collateral Account on or prior to 4:00 p.m. New York City time on the second Business Day immediately preceding the Remarketing Date as set forth in the Remarketing Notice and following the procedures to exchange its Corporate HiMEDS Units for Treasury HiMEDS Units (substituting references to Treasury Securities with references to Cash Consideration) as described in Section 3.13. In such event, all references to the Treasury Securities or Pledged Treasury Securities herein, including for purposes of Sections 3.15 and 5.06, shall be deemed to include such Cash Consideration in addition to the Treasury Securities. The Collateral Agent will hold the Cash Consideration for the benefit of the Company and apply such Cash Consideration to secure such Holder’s obligations under the Purchase Contracts. On the Business Day immediately preceding the first day of the Remarketing Period, the Collateral Agent will deliver the Pledged Senior Notes of such Holder to the Purchase Contract Agent and within three Business Days thereof, the Purchase Contract Agent shall distribute such Senior Notes to the Holders entitled thereto. Any Cash Consideration received by the Collateral Agent will be paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement, and any funds received by the Collateral Agent in excess of the Purchase Price for the Common Stock to be purchased by such Holder shall be distributed to the Purchase Contract Agent when received for payment to the Holder.
          (iii) If a Holder of a Corporate HiMEDS Unit fails to notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.02(a)(i), the Holder shall be deemed to have consented to the disposition of the Pledged Senior Notes pursuant to the remarketing as described in Section 5.02(c). If a Holder of a Corporate HiMEDS Unit does notify the Purchase Contract Agent as provided in Section 5.02(a)(i) of its intention to pay the Purchase Price in cash, but fails to make such payment as required by Section 5.02(a)(ii), the Holder shall be deemed to have consented to the disposition of the Pledged Senior Notes pursuant to the remarketing as described in Section 5.02(c). By 6:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date, the Collateral Agent shall notify the Purchase Contract Agent and the Remarketing Agent of the aggregate principal amount of the Pledged Senior Notes to be remarketed by delivering a notice in the form of Exhibit K hereto and by noon, New York City time, on the Business Day immediately preceding the Remarketing Date, shall deliver to the Remarketing Agent for remarketing all Pledged Senior Notes.
     (b) On or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date but no earlier than 35 Business Days prior to the Remarketing Date, holders of Separate Senior Notes may elect to have their Separate Senior Notes remarketed under the Remarketing Agreement by delivering their Separate Senior Notes, along with a notice of such election, substantially in the form of Exhibit L hereto, to the Custodial Agent. The Custodial Agent shall hold the Separate Senior Notes in an account separate from the Collateral Account in which the Pledged Senior Notes shall be held. Holders of Separate Senior Notes electing to have their Separate Senior Notes remarketed will also have the right to withdraw that election by written notice to the Custodial Agent, substantially in the form of Exhibit M hereto, on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date, upon which notice the Custodial Agent shall return such Separate Senior Notes to such holder. After such time, such election to remarket shall become an irrevocable election to have such Separate Senior Notes remarketed in such remarketing. By 6:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date, the Custodial Agent shall notify the Purchase Contract Agent and the Remarketing Agent of the aggregate principal amount of the Separate Senior Notes to be remarketed by delivering a notice in the form of Exhibit K hereto and by noon, New York City time, on the Business Day immediately preceding the Remarketing Date, shall deliver to the Remarketing Agent for remarketing all Separate Senior Notes delivered to the Custodial Agent pursuant to this Section 5.02(b) and not withdrawn pursuant to the terms hereof prior to such date.
     (c) (i) The Company shall engage, no later than 35 days prior to the Remarketing Date, a nationally recognized investment banking firm (the “Remarketing Agent”) pursuant to a Remarketing Agreement to be entered into among the Company, the Remarketing Agent and the Purchase Contract Agent, providing for remarketing procedures substantially as set forth below to sell the Senior Notes of Holders of Corporate HiMEDS Units, other than Holders that have elected not to participate in the remarketing pursuant to the procedures set forth in Section 5.02(a), and to sell the Senior Notes of holders of Separate Senior Notes that have elected to participate in the remarketing pursuant to the procedures set forth herein and Section 5.02 of the Supplemental Indenture.
          The Company or the Purchase Contract Agent, at the Company’s request, shall notify (the “Remarketing Notice”), not later than 12:00 noon, New York City time, on the twenty-third Business Day immediately preceding the Purchase Contract Settlement Date, Holders of Corporate HiMEDS Units, and holders of Separate Senior Notes, of the remarketing to take place on the Remarketing Date, and if necessary, on the eighth Business Day immediately preceding the Purchase Contract Settlement Date, and if necessary, on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, and if necessary, on the sixth Business Day immediately preceding the Purchase Contract Settlement Date, and if necessary, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, and if necessary, on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, and if necessary, on the third Business Day immediately preceding the Purchase Contract Settlement Date (each such date other than the Remarketing Date, a “Subsequent Remarketing Date”); provided, however, that, in the event any such date falls on a date following the third scheduled Trading Day immediately preceding the Purchase Contract Settlement Date, such date shall not be a Subsequent Remarketing Date (and if such Corporate HiMEDS Units or Separate Senior Notes are held in global form, the Company, or the Purchase Contract Agent, at the Company’s request, will cause the Depositary to notify the Depositary Participants of such remarketing by no later than the twenty-third Business Day immediately preceding the Purchase Contract Settlement Date). The Remarketing Notice will include the amount of cash that must be delivered by the Holders of Corporate HiMEDS Units that elect not to participate in the remarketing and the deadline for such delivery, as well as information with respect to the exercise of the Put Right.
          The Purchase Contract Agent shall notify, by 6:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date, the Remarketing Agent and the Collateral Agent of the aggregate principal amount of Senior Notes of Corporate HiMEDS Unit Holders to be remarketed. On the second Business Day immediately preceding the Remarketing Date, no later than by 6:00 p.m., New York City time, pursuant to the terms of this Agreement, the Custodial Agent will notify the Remarketing Agent of the aggregate principal amount of Separate Senior Notes to be remarketed. No later than noon, New York City time, on the Business Day immediately preceding the Remarketing Date, the Collateral Agent and the Custodial Agent, pursuant to the terms of this Agreement, will deliver for remarketing to the Remarketing Agent all Senior Notes to be remarketed. Upon receipt of such notice from the Purchase Contract Agent, the Collateral Agent and the Custodial Agent and such Senior Notes from the Collateral Agent and the Custodial Agent, the Remarketing Agent will, on the Remarketing Date, and if necessary, on each Subsequent Remarketing Date, use its reasonable best efforts to sell such Senior Notes on such date(s) at a price per Senior Note equal to 100.25% of the Remarketing Value.
          In the event of a successful remarketing pursuant to this Section 5.02, the Remarketing Agent will deduct and will retain for itself as a remarketing fee from the proceeds of the remarketing an amount not exceeding 25 basis points (0.25%) of the Remarketing Value of such Notes (the “Remarketing Fee”).
          The Remarketing Agent will then remit:
          (1) to the Custodial Agent, for the benefit of the holders of Separate Senior Notes that were remarketed, proceeds from the remarketing equal to the principal amount of the Separate Senior Notes included in the remarketing;
          (2) to the Collateral Agent, for the benefit of the Company, proceeds from the remarketing equal to the principal amount of the Senior Notes included in the remarketing that were not Separate Senior Notes, such proceeds to be used to pay the Company in direct settlement of the Holders’ obligations under the Purchase Contracts; and
          (3) any excess amount to the Custodial Agent and the Purchase Contract Agent for distribution to holders of the Separate Senior Notes and Holders of Corporate HiMEDS Units, in each case, on or prior to the Purchase Contract Settlement Date.
          Holders whose Senior Notes are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith.
          On the Purchase Contract Settlement Date, the Collateral Agent will release the proceeds from the remarketing of the Senior Notes that were not Separate Senior Notes to the Purchase Contract Agent which shall pay the Company in full satisfaction of the obligations of the Holders of Corporate HiMEDS Units under their related Purchase Contracts.
          (ii) If, in spite of using its reasonable best efforts, the Remarketing Agent cannot remarket the Senior Notes included in the remarketing at a price per Senior Note equal to 100.25% of the Remarketing Value of the Senior Notes included in the remarketing on the Remarketing Date, the Remarketing Agent will attempt to establish a Reset Rate meeting these requirements on each of the Subsequent Remarketing Dates. If, in spite of using its reasonable best efforts, the Remarketing Agent fails to remarket the Senior Notes included in the remarketing at a price per Senior Note equal to 100.25% of the Remarketing Value of the Senior Notes included in the remarketing on or prior to 4:00 p.m., New York City time, on the third scheduled Business Day immediately preceding the Purchase Contract Settlement Date, the remarketing will be deemed to have failed (the “Last Failed Remarketing”), and in this case, the Remarketing Agent will agree to advise the Collateral Agent in writing that it cannot remarket the Senior Notes.
          Within three Business Days following the date of the Last Failed Remarketing, the Remarketing Agent shall return any Senior Notes delivered to it to the Collateral Agent and the Custodial Agent, as applicable. The Collateral Agent, for the benefit of the Company will exercise its rights as a secured party with respect to such Senior Notes, including those actions specified in Section 5.02(c)(iii); provided that, if upon the Last Failed Remarketing, the Collateral Agent exercises such rights for the benefit of the Company with respect to such Pledged Senior Notes, any accrued and unpaid interest on such Pledged Senior Notes will become payable by the Company to the Purchase Contract Agent for payment to the Holders of the Corporate HiMEDS Units to which such Pledged Senior Notes relate. Such payment will be made by the Company on or prior to 2:00 p.m., New York City time, on the Purchase Contract Settlement Date in lawful money of the United States by certified or cashier’s check or wire transfer in immediately available funds payable to or upon the order of the Purchase Contract Agent.
          In the event of any failed remarketing and/or of the Last Failed Remarketing, the Company shall issue a press release announcing such failed remarketing or the Last Failed Remarketing by 9:00 a.m., New York City time, on the Business Day following such failed remarketing or the Last Failed Remarketing, as the case may be. The Company shall also release this information available on the Company’s website or through another published medium as may be used at that time and will also release this information by means of Bloomberg and Reuters (or successor or equivalent) newswire.
          (iii) With respect to any Senior Notes which constitute part of Corporate HiMEDS Units which are subject to the Last Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and Section 5.04(f), upon instructions from the Company, shall (A) retain and cancel such Senior Notes or (B) cause the Senior Notes to be sold, in either case, in full satisfaction of the Holders’ obligations under the Purchase Contracts.
     (d) Following the maturity of the Pledged Treasury Securities underlying the Treasury HiMEDS Units, on the Purchase Contract Settlement Date the Collateral Agent shall remit to the Company an amount equal to the aggregate Purchase Price applicable to such Treasury HiMEDS Units, as payment for the Common Stock issuable upon settlement thereof without needing to receive any instructions from the Holders of such Treasury HiMEDS Units. In the event the payments in respect of the Pledged Treasury Securities underlying a Treasury HiMEDS Unit are in excess of the Purchase Price of the Purchase Contract being settled thereby, the Collateral Agent will distribute such excess to the Purchase Contract Agent for the benefit of the Holder of such Treasury HiMEDS Unit when received.
     (e) Any distribution to Holders of excess funds and interest described in Section 5.02(c) and Section 5.02(d) shall be payable at the office of the Purchase Contract Agent, or, if the HiMEDS Units do not remain in book-entry only form, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Register or by wire transfer to the account maintained in the United States designated by written notice given ten Business Days prior to the applicable payment date by such Person.
     (f) Notwithstanding anything to the contrary herein, the obligations of each Holder to pay the Purchase Price are non-recourse obligations and are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders (except to the extent paid by Cash Settlement, Early Settlement or Merger Early Settlement), and in no event will Holders be liable for any deficiency between such payments and the Purchase Price.
     (g) Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue any Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder of the related HiMEDS Unit unless the Company shall have:
          (i) received payment in full of the aggregate Purchase Price for the Common Stock to be purchased thereunder by such Holder in the manner herein set forth; or
          (ii) become entitled to exercise its rights as a secured party under Section 5.02(c)(iii).
     (h) The Company agrees to use its commercially reasonable efforts to ensure that, if required by applicable law, a registration statement with regard to the full amount of the Senior Notes to be remarketed shall be effective with the Securities and Exchange Commission in a form that will enable the Remarketing Agent to rely on it in connection with such remarketing.
     Section 5.03. Issuance of Shares of Common Stock. (a) Unless a Termination Event, an Early Settlement or a Merger Early Settlement shall have occurred, subject to Section 5.04(b), on the Purchase Contract Settlement Date upon receipt of the aggregate Purchase Price payable on all Outstanding HiMEDS Units or, following the Last Failed Remarketing, upon the Collateral Agent retaining and cancelling the Pledged Senior Notes or selling them as directed by the Company, the Company shall issue and deposit with the Purchase Contract Agent, for the benefit of the Holders of the Outstanding HiMEDS Units, one or more certificates representing newly issued shares of Common Stock registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the Purchase Contract Settlement Date, being hereinafter referred to as the “Purchase Contract Settlement Fund”) to which the Holders are entitled hereunder.
     (b) Subject to the foregoing, upon surrender of a Certificate to the Purchase Contract Agent on or after the Purchase Contract Settlement Date, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive forthwith in exchange therefor a certificate representing that number of newly issued whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article 5 (after taking into account all HiMEDS Units then held by such Holder), together with cash in lieu of fractional shares as provided in Section 5.08 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement

Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered (but excluding any Depositary or nominee thereof), no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.
     Section 5.04. Adjustment of Low Settlement Rate, Minimum Settlement Rate and Anti-Dilution Factor. (a) The Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor shall be subject to the following adjustments:
     (i) Stock Dividends. In case the Company shall issue to all or substantially all holders of its Common Stock, as a dividend or other distribution, each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor, as in effect at 5:00 p.m., New York City time, on the day following the record date fixed for the determination of stockholders of the Company entitled to receive such dividend or other distribution shall be increased by dividing each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor by a fraction of which (a) the numerator shall be the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the record date for such dividend or other distribution, and (b) the denominator shall be the sum of such number of outstanding shares and the total number of shares constituting such dividend or other distribution.
     Any adjustment made pursuant to this Section 5.04(a)(i) shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or other distribution. If any dividend or distribution described in this Section 5.04(a)(i) is declared but not so paid or made, each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor that would then be in effect if such dividend or distribution had not been declared.
     (ii) Stock Purchase Rights. In case the Company shall issue to all or substantially all holders of its Common Stock rights, options, warrants or other securities, entitling them to subscribe for or purchase shares of Common Stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of Common Stock less than the Current Market Price of the Common Stock (other than pursuant to a dividend reinvestment, share purchase or similar plan), each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor in effect at 5:00 p.m., New York City time, on the record date fixed for the determination of stockholders of the Company entitled to receive such distribution shall be increased by dividing each of the Low Settlement Rate, the Minimum Settlement

Rate and the Anti-Dilution Factor by a fraction of which (a) the numerator shall be the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the record date for such distribution and the number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such rights, options, warrants or securities would purchase at the Current Market Price of the Common Stock, and (b) the denominator shall be the sum of the number of shares of Common Stock outstanding at the 5:00 p.m., New York City time, on the record date for such distribution and the number of shares of Common Stock so offered for subscription or purchase, either directly or indirectly.
     Any adjustment made pursuant to this Section 5.04(a)(ii) shall become effective immediately after 5:00 p.m., New York City time, on the record date for such distribution. In the event that such rights, options, warrants or other securities described in this Section 5.04(a)(ii) are not so distributed, the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights, options, warrants or other securities, to the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor that would then be in effect if the record date for such distribution had not occurred. To the extent that such rights, options, warrants or other securities are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options, warrants or other securities upon the exercise of such rights, options, warrants or other securities, the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor shall be readjusted to the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor that would then be in effect had the adjustments made upon the issuance of such rights, options, warrants or other securities been made on the basis of delivery of only the numbers of shares of Common Stock actually delivered. In determining the aggregate consideration expected to be received by the Company for such shares of Common Stock, there shall be taken into account any consideration received for such rights, options, warrants or other securities and the value of such consideration if other than cash to be determined, in good faith, by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.
     (iii) Stock Splits; Reverse Splits; and Reclassifications. In case outstanding shares of Common Stock shall be split or reclassified into a greater number of shares of Common Stock, each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor in effect at 5:00 p.m., New York City time, on the day upon which such split or reclassification becomes effective shall be proportionately increased. Conversely, in case outstanding shares of Common Stock shall each be split or reclassified into a smaller number of shares of Common Stock, each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor in effect at 5:00 p.m., New York City time, on the day upon which such combination or reclassification becomes effective shall be proportionately reduced.
     Any adjustment made pursuant to this Section 5.04(a)(iii) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such stock split, reverse split or reclassification.

     (iv) Debt, Asset or Security Distributions. (1) In case the Company shall distribute to all or substantially all holders of its Common Stock, by dividend or otherwise, evidences of its indebtedness, assets (including cash) or securities, but excluding any dividend or distribution referred to in Section 5.04(a)(i), any rights, options, warrants or other securities referred to in Section 5.04(a)(ii), any dividend or distribution paid exclusively in cash referred to in Section 5.04(a)(v), or any Spin-Off to which the provisions in this Section 5.04(a)(iv) shall apply, each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor in effect at 5:00 p.m., New York City time, on the record date fixed for the determination of stockholders of the Company entitled to receive such distribution shall be increased by dividing each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor by a fraction of which (a) the numerator shall be the Current Market Price of the Common Stock minus the Fair Market Value, on the record date for such distribution, of the portion of the evidences of its indebtedness, assets (including cash) or securities so distributed applicable to one share of Common Stock, and (b) the denominator shall be such Current Market Price of the Common Stock.
          (2) In the case of a Spin-Off, that is, or, when issued, will be, traded or quoted on the New York Stock Exchange or any other U.S. national or regional securities exchange or market, each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor in effect at 5:00 p.m., New York City time, on the record date fixed for the determination of stockholders of the Company entitled to receive such distribution will be increased by dividing each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor by a fraction of which (a) the numerator is the Current Market Price of Common Stock, and (b) the denominator is the sum of the Current Market Price of Common Stock and the Fair Market Value, as determined by the Board of Directors, of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock.
     Any adjustment made pursuant to this Section 5.04(a)(iv) shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution. In the event that such dividend or distribution described in this Section(a)(iv) is not so made, the Low Settlement Rate, the Minimum Rate and the Anti-Dilution Factor shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor that would then be in effect if such distribution had not been declared. If an adjustment to the Low Settlement rate, the Minimum Settlement Rate and the Anti-Dilution Factor is required under this Section 5.04(a)(iv) during any settlement period in respect of the Purchase Contracts that have been tendered for settlement, delivery of the related settlement consideration will be delayed to the extent necessary in order to complete the calculations provided for in this Section 5.04(a)(iv).
     (v) Cash Distributions. In case the Company shall make any distribution to all or substantially all holders of Common Stock, by dividend or otherwise, exclusively in cash during any quarterly period in an amount that exceeds $0.41 per share of Common Stock (such per share amount being referred to as the “Reference Dividend”) (but excluding any cash that is distributed in a Reorganization Event to which Section 5.04(b) applies), each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor in effect at 5:00 p.m., New York City time, on the record date fixed for the determination of stockholders entitled to receive such distribution shall be increased by dividing each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor by a fraction of which (a) the numerator shall be equal to the Current Market Price of the Common Stock minus the per share amount of the cash distribution, and (b) the denominator shall be equal to the Current Market Price of Common Stock minus the Reference Dividend.
     Any adjustment made pursuant to this Section 5.04(a)(v) shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution. In the event that any dividend or distribution described in this Section 5.04(a)(v) is not so made, the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor which would then be in effect if such dividend or distribution had not been declared.
     (vi) Tender Offers and Exchange Offers. In the case that a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders of the Company (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a Fair Market Value per share of the Common Stock that exceeds the Closing Price of the Common Stock on the Trading Day next succeeding the last date (the “Tender Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, then each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor in effect at 5:00 p.m., New York City time, on the Tender Expiration Date shall be increased by dividing each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor by a fraction of which (a) the numerator shall be equal to the product of the Current Market Price of the Common Stock and the number of shares of Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Tender Expiration Time”) on the Tender Expiration Date, and (b) the denominator shall be equal to the sum of (x) the aggregate amount of cash and the Fair Market Value on the Tender Expiration Date of the other consideration payable for shares validly tendered or exchanged and not withdrawn as of the Tender Expiration Date (such validly tendered shares being referred to as the “Purchased Shares”) and (y) the product of (i) the Current Market Price of the Common Stock and (ii) the number of shares of Common Stock outstanding immediately after the Tender Expiration Time on the Tender Expiration Date.
     Any adjustment made pursuant to this Section 5.04(a)(vi) shall become effective immediately after 5:00 p.m., New York City time, on the Tender Expiration Date. In the event that the Company, or one its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution factor shall be readjusted to be the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 5.04(a)(vi) to any tender offer or exchange offer would result in a decrease in each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor, no adjustment shall be made for such tender offer or exchange offer under this Section 5.04(a)(vi). If an adjustment to each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor is required pursuant to this Section 5.04(a)(vi) during any settlement period in respect of Purchase Contracts that have been tendered for settlement, delivery of the related settlement consideration will be delayed to the extent necessary in order to complete the calculations provided for in this Section 5.04(a)(vi).
     (vii) Except with respect to a Spin-Off, in cases where the Fair Market Value (or the amount of cash) of assets (including cash), debt securities or certain rights, warrants or options to purchase the securities as to which Section 5.04(a)(iv) and Section 5.04(a)(v) apply, applicable to one share of Common Stock, distributed to stockholders of the Company equals or exceeds the average of the Closing Prices of the Common Stock over the 20 consecutive Trading Day period ending on the Trading Day before the Ex-Date for such distribution, rather than being entitled to an adjustment in each of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor, Holders will be entitled to receive upon settlement, in addition to a number of shares of Common Stock equal to the applicable Settlement Rate in effect on the applicable Settlement Date, the kind and amount of assets (including cash), debt securities or rights, warrants or options comprising the distribution that such holder would have received if such holder had settled its Purchase Contracts immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution calculated by multiplying the kind and amount of assets (including cash), debt securities or rights, warrants or options comprising the distribution by the number of shares of the Common Stock equal to the Settlement Rate in effect on the applicable Settlement Date. For this purpose only, the Settlement Rate will be calculated based on an Adjusted Applicable Market Value equal to the average of the Closing Prices of the Common Stock over the 20 consecutive Trading Day period ending on the third Trading Day immediately preceding the record date fixed for the determination of stockholders pf the Company entitled to receive such distribution. For the avoidance of doubt, such calculated Settlement Rate shall be applied for this purpose only and shall not be applicable in connection with the calculation of the Settlement Rate for purposes of determining the number of shares of Common Stock issuable in connection with the settlement of the Purchase Contracts.
     (viii) Calculation of Adjustments. All adjustments to the Low Settlement Rate, the Minimum Settlement rate and the Anti-Dilution Factor shall be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment in the Low Settlement Rate, the Minimum Settlement Rate or the Anti-Dilution Factor shall be required unless such adjustment would require an increase or decrease of at least one percent therein;

provided, that any adjustments which by reason of this Section 5.04(a)(viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further, that effect shall be given to anti-dilution adjustments not later than (i) the first Trading Day of the 20 consecutive Trading Day period used to calculate the Adjusted Applicable Market Value for purposes of calculating the Settlement Rate in connection with the earlier of a Merger Early Settlement Date or the Purchase Contract Settlement Date, or (ii) upon Early Settlement.
     (ix) Increase of Settlement Rate. The Company may make such increases in the Settlement Rate, in addition to those required by this Section 5.04(a), as the Board of Directors considers advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of shares of Common Stock or issuance of rights or warrants to purchase or subscribe for shares of Common Stock or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.
     (x) Rights. If the Company hereafter adopts any stockholder rights plan involving the issuance of preference share purchase rights or other similar rights (the “Rights”) to all holders of the Common Stock, a Holder shall be entitled to receive upon settlement of any Purchase Contract, in addition to the shares of Common Stock issuable upon settlement of such Purchase Contract, the related Rights for the Common Stock, unless, prior to such Settlement Date, such Rights under the future stockholder rights plan have separated from the Common Stock at the time of conversion, in which case the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor shall be adjusted as provided in Section 5.04(a)(iv) on the date such Rights separate from the Common Stock, subject to readjustment in the event of the expiration, termination or redemption of such Rights.
     (b) Adjustment for Consolidation, Merger or Other Reorganization Event. (i) Upon a Reorganization Event, each HiMEDS Unit shall thereafter, in lieu of a variable number of shares of Common Stock, be settled by delivery of Exchange Property Units. An “Exchange Property Unit” represents the right to receive the kind and amount of securities, cash and other property receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distributions thereon which have a record date that is prior to the applicable Settlement Date) per share of Common Stock by a holder of Common Stock that is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-Affiliates. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Exchange Property Unit that Holders of the Corporate HiMEDS Units or Treasury HiMEDS Units would have been entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election. If an Exchange Property Unit includes property other than common stock, upon settlement, the Company may elect to deliver additional shares of common stock in lieu of such other property; the number of such additional shares of common stock will be equal to the Applicable Market Value of such other property divided by the Applicable Market Value per share of such common stock. The Company may only deliver additional shares of common stock in lieu of such other property if the Company provides notice to the Holders of the Company’s election to do so at least three Business Days prior to the first Trading Day that will be included in the calculation of Applicable Market Value used for purposes of determining the Settlement Rate applicable to such settlement. The Company hereby covenants and agrees to use its reasonable best efforts to cause any such shares of common stock delivered in lieu of such other property on the applicable Settlement Date to be freely transferable under the U.S. Federal securities laws by the recipients thereof upon delivery thereto, including, if necessary, causing one or more registration statements in respect of such shares of common stock to be filed with and declared effective by the Securities and Exchange Commission.
          In the event of such a Reorganization Event, the Person formed by such consolidation or merger or the Person which acquires the assets and property of the Company shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that the Holder of each HiMEDS Unit that remains outstanding after the Reorganization Event (if any) shall have the rights provided by this Section 5.04(b)(i). Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an Exchange Property Unit which, for events subsequent to the effective date of such Reorganization Event, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.04. The above provisions of this Section 5.04(b)(i) shall similarly apply to successive Reorganization Events.
          (ii) Prior to the Purchase Contract Settlement Date, if the Company enters into a consolidation, acquisition or merger in which 10% or more of the total consideration paid for the Common Stock consists of cash or cash equivalents (a “Cash Merger”), then following such Cash Merger a Holder will have the right to accelerate and settle (“Merger Early Settlement”) its Purchase Contract, upon the conditions set forth below, at the Settlement Rate in effect immediately prior to the closing of the Cash Merger, provided, however, for purposes of calculating this Settlement Rate, the Applicable Market Value shall mean the average of the Closing Prices of the Common Stock over the 20 consecutive Trading Day period ending on the Trading Day immediately preceding the date on which the Cash Merger becomes effective (the “Effective Date”), and the Company will increase the applicable Settlement Rate by a number of an additional shares (such additional number of shares being referred to as the “Make-Whole Shares”); provided that no Merger Early Settlement will be permitted pursuant to this Section 5.04(b)(ii) unless, at the time such Merger Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Merger Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement is so required, the Company covenants and agrees to use its commercially reasonable efforts to (x) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (y) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Merger Early Settlement. In the event that a Holder seeks to exercise its Merger Early Settlement right and a Registration Statement is required to be effective in connection with the exercise of such right but no such Registration Statement is then effective, the Holder’s exercise of such right shall be void unless and until such a Registration Statement shall be effective and the Company shall have no further obligation with respect to any such Registration Statement if, notwithstanding using its commercially reasonable efforts, no Registration Statement is then effective.
          If a Holder elects a Merger Early Settlement of some or all of its Purchase Contracts, such Holder shall be entitled to receive, on the Merger Early Settlement Date, the aggregate amount of any accrued and unpaid Contract Adjustment Payments including and any Deferred Contract Adjustment Payments, in each case, to but not including the Merger Early Settlement Date (unless the Merger Early Settlement occurs after the Record Date for such Contract Adjustment Payments or Deferred Contract Adjustment Payments), with respect to such Purchase Contracts. The Company shall pay such amount as a credit against the amount otherwise payable by such Holder to effect such Merger Early Settlement.
          Within five Business Days of the Effective Date, the Company shall provide written notice to Holders of HiMEDS Units of such completion of a Cash Merger, which shall specify:
          (1) the deadline for submitting the notice to settle early in cash pursuant to this Section 5.04(b)(ii) and how and where such notice to settle early should be delivered;
          (2) the date on which such Merger Early Settlement shall occur (which date shall be no later than the earlier of 21 Business Days after the date of such notice or two Business Days prior to the Remarketing Date) (the “Merger Early Settlement Date”);
          (3) the amount of cash payable in respect of the exercise of such Merger Early Settlement (giving effect to the credit for any accrued and unpaid Contract Adjustment Payments including and any Deferred Contract Adjustment Payments as provided in the preceding paragraph);
          (4) the applicable Settlement Rate;
          (5) the number of Make-Whole Shares by which the applicable settlement rate will be increased; and
          (6) the amount (per share of Common Stock) of cash, securities and other consideration receivable by the Holder upon settlement, including any amount of Contract Adjustment Payments and Deferred Contract Adjustment Payments, in each case, to but not including the Merger Early Settlement Date (to the extent that such Contract Adjustment Payments and Deferred Contract Adjustment Payments are not credited as provided in the preceding paragraph).
          Corporate HiMEDS Units Holders and Treasury HiMEDS Units Holders may only effect Merger Early Settlement pursuant to this Section 5.04(b)(ii) in integral multiples of 20 Corporate HiMEDS Units or Treasury HiMEDS Units, as the case may be. Other than the provisions relating to timing of notice and settlement, which shall be as set forth above, the provisions of Section 5.01 shall apply with respect to a Merger Early Settlement pursuant to this Section 5.04(b)(ii).

          In order to exercise the right to effect Merger Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing HiMEDS Units shall deliver, no later than 4:00 p.m., New York City time, on the Business Day immediately preceding the Merger Early Settlement Date, such Certificate, if in certificated form, to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early/Merger Early Settlement on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount equal to the sum of:
          (i) product of (A) the Stated Amount and (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Merger Early Settlement, less
          (ii) the amount of any accrued and unpaid Contract Adjustment Payments and any Deferred Contract Adjustment Payments, in each case, to but not including the Merger Early Settlement Date (excluding, if the Merger Early Settlement occurs after the Record Date for such Contract Adjustment Payments or Deferred Contract Adjustment Payments, the amount of such payments to be made on the Payment Date immediately succeeding such Record Date).
          In the event that HiMEDS Units are held by or through DTC or another Depositary, the exercise of the right to effect Merger Early Settlement shall occur in conformity with the procedures established by DTC or such Depositary.
          Upon receipt of any such Certificate and payment of such funds, the Purchase Contract Agent shall pay the Company from such funds the related Purchase Price pursuant to the terms of the related Purchase Contracts, and notify the Collateral Agent that all the conditions necessary for a Merger Early Settlement by a Holder of HiMEDS Units have been satisfied pursuant to which the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Purchase Price.
          Upon receipt by the Collateral Agent of the notice from the Purchase Contract Agent set forth in the preceding paragraph, the Collateral Agent shall release from the Pledge, (1) the Pledged Senior Notes, in the case of a Holder of Corporate HiMEDS Units, or (2) Pledged Treasury Securities, in the case of a Holder of Treasury HiMEDS Units, in each case with a Value equal to the product of (x) the Stated Amount and (y) the number of Purchase Contracts as to which such Holder has elected to effect Merger Early Settlement, and shall instruct the Securities Intermediary to Transfer all such Pledged Senior Notes or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby.
     If a Holder properly effects an effective Merger Early Settlement in accordance with the provisions of this Section 5.04(b)(ii), the Company will deliver (or will cause the Collateral Agent to deliver) to the Holder on the Merger Early Settlement Date:

     (A) the kind and amount of securities, cash and other property receivable upon such Cash Merger by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Cash Merger (based on the Settlement Rate in effect at such time plus the Make-Whole Shares), assuming such Holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person to the extent such Cash Merger provides for different treatment of Common Stock held by Affiliates of the Company and non-Affiliates. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in the Cash Merger, the kind and amount of securities, cash and other property receivable by Holders of the Corporate HiMEDS Units or Treasury HiMEDS Units exercising their Merger Early Settlement right will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election. For the avoidance of doubt, for the purposes of determining the Applicable Market Value (in connection with determining the appropriate Settlement Rate to be applied in the foregoing sentence), the Effective Date of the Cash Merger shall be deemed to be the Purchase Contract Settlement Date;
     (B) the Senior Notes or Treasury Securities, as the case may be, related to the Purchase Contracts with respect to which the Holder is effecting a Merger Early Settlement;
     (C) any accrued and unpaid Contract Adjustment Payments and any deferred Contract Adjustment Payments, in each case, to but not including the cash merger settlement date (to the extent such payments are not offset to settle the Purchase Contracts); and
     (D) if so required under the Securities Act, a Prospectus as contemplated by this Section 5.04(b)(ii).
          The Corporate HiMEDS Units or the Treasury HiMEDS Units of the Holders who do not elect Merger Early Settlement in accordance Section 5.04(b)(ii) will continue to remain outstanding and be subject to settlement on the Purchase Contract Settlement Date in accordance with the terms hereof.
          (iii) The number of Make-Whole Shares by which the applicable Settlement Rate will be increased with respect to a Merger Early Settlement will be determined by reference to the table below, based on the Effective Date and the price (the “Stock Price”) paid per share for Common Stock in such Cash Merger. If holders of Common Stock receive only cash in such transaction, the Stock Price paid per share will be the cash amount paid per share. Otherwise, the Stock Price paid per share will be the average of the Closing Prices of the Common Stock over the 20 consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date of such Cash Merger.

	Stock Price on Effective Date
	$ 10.25	$ 20.50	$30.75	$ 41.00	$ 51.25	$ 61.50	$ 65.09	$ 76.88	$102.50	$153.75	$205.00	$256.25

Effective Date

November 20, 2007	0.6074	0.2994	0.1725	0.0783	0.0000	0.1321	0.1682	0.1216	0.0785	0.0509	0.0383	0.0306

November 15, 2008	0.4159	0.2070	0.1236	0.0481	0.0000	0.0970	0.1326	0.0877	0.0536	0.0349	0.0262	0.0209

November 15, 2009	0.2139	0.1069	0.0687	0.0255	0.0000	0.0589	0.0916	0.0477	0.0271	0.0179	0.0134	0.0108

November 15, 2010	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
          In the event that the Stock Price and/or Effective Date applicable to a Cash Merger is not expressly set forth on the table, then the Make-Whole Shares will be determined as follows:
     (1) if the Stock Price is between two Stock Prices on the table or the Effective Date is between two Effective Dates on the table, the Make-Whole Shares will be determined by straight-line interpolation between the Make-Whole Shares set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year;
     (2) if the Stock Price is in excess of $256.25 per share (subject to adjustment as described above), then the Make-Whole Shares will be zero; and
     (3) if the Stock Price is less than $10.25 per share (subject to adjustment) (the “Minimum Stock Price”), then the Make-Whole Shares will be determined as if the Stock Price equaled the Minimum Stock Price, using straight-line interpolation, as described herein, if the Effective Date is between two Effective Dates on the above table.
          The Stock Prices set forth in the first row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the Low Settlement Rate, Minimum Settlement Rate and Anti-Dilution Factor pursuant to Section 5.04(a). The adjusted Stock Prices will equal the Stock Prices divided by the Anti-Dilution Factor. The Make-Whole Shares set forth in the table will also be subject to adjustment upon the occurrence of the anti-dilution adjustment events and in the same manner as the Minimum Settlement Rate as set forth in Section 5.04(a).
          Notwithstanding the foregoing, in no circumstances will the total shares deliverable (i.e., the sum of the applicable Settlement Rate in effect immediately prior to the Effective Date plus the Make-Whole Shares) exceed 1.5830 (subject to adjustment).
     (c) No adjustment to the Low Settlement Rate, the Minimum Settlement Rate or the Anti-Dilution Factor need be made if Holders may participate in the transaction that would otherwise give rise to an adjustment. For the avoidance of doubt, in order for Holders to have been deemed to have participated in such transaction, Holders must receive the same kind and amount of property as holders of Common Stock on the same date as holders of Common Stock. For purposes of determining the amount of such property Holders are entitled to receive as a result of such transaction only, a Settlement Rate will be calculated based on an Adjusted Applicable Market Value equal to the average of the Closing Prices per share of Common Stock over the 20 consecutive Trading Day period ending on the third Trading Day immediately preceding the record date fixed for the determination of stockholders of the Company entitled to receive such distribution. For the avoidance of doubt, such calculated Settlement Rate shall be applied for this purpose only and shall not be applicable in connection with the calculation of the Settlement Rate for purposes of determining the number of shares of Common Stock issuable in connection with the settlement of the Purchase Contracts.
     (d) If:
          (i) the record date for a dividend or distribution on Common Stock occurs after the end of the 20 consecutive Trading Day period used for calculating the Adjusted Applicable Market Value and before the Purchase Contract Settlement Date; and
          (ii) such dividend or distribution would have resulted in an adjustment of the number of shares of Common Stock issuable to the Holders had such record date occurred on or before the last Trading Day of such 20-Trading Day period, then the Company shall deem the Holders to be holders of record of Common Stock for purposes of that dividend or distribution. In this case, the Holders would receive the dividend or distribution on Common Stock together with the number of shares of Common Stock issuable upon the Purchase Contract Settlement Date.
     (e) The Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor shall not be adjusted:
(1)	upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(2)	upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

(3)	upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the HiMEDS Units were first issued; or

(4)	for a change in the par value or no par value of the Common Stock.
     (f) Promptly after the calculation of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor the Company shall give the Purchase Contract Agent notice thereof accompanied by an Officers’ Certificate setting forth the bases for the calculation in reasonable detail. All calculations and determinations of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor shall be made by the Company or its agent based on their good faith calculations and the Purchase Contract Agent shall bear no responsibility with respect thereto.
     Section 5.05. Notice of Adjustments and Certain Other Events. (a) Whenever the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor are adjusted as herein provided, the Company shall within 10 Business Days following the occurrence of an event that requires such adjustment pursuant to Section 5.04 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware):
     (i) compute each adjusted Low Settlement Rate, Minimum Settlement Rate and Anti-Dilution Factor in accordance with Section 5.04 and prepare and transmit to the Purchase Contract Agent an Officers’ Certificate setting forth such adjusted Low Settlement Rate, Minimum Settlement Rate and Anti-Dilution Factor, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and
     (ii) provide a written notice to the Holders of the HiMEDS Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor was determined and setting forth each adjusted Low Settlement Rate, Minimum Settlement Rate and Anti-Dilution Factor.
     (b) The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of HiMEDS Units to determine whether any facts exist which may require any adjustment of the Low Settlement Rate, the Minimum Settlement Rate and the Anti-Dilution Factor, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall be fully authorized and protected in relying on any Officers’ Certificate delivered pursuant to Section 5.05(a)(i) and any adjustment contained therein and the Purchase Contract Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.
     Section 5.06. Termination Event; Notice. The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments (including any accrued and unpaid Contract Adjustment Payments and any Deferred Contract Adjustment Payments), and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, prior to or on the Purchase Contract Settlement Date, a Termination Event shall have occurred.

     Upon and after the occurrence of a Termination Event, the HiMEDS Units shall thereafter represent the right to receive the Senior Notes or the Treasury Securities, as the case may be, forming part of such Units, in accordance with the provisions of Section 3.15. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.
     Section 5.07. Early Settlement. (a) Subject to and upon compliance with the provisions of this Section 5.07 and the last sentence of this Section 5.07(a), at the option of the Holder thereof, Purchase Contracts underlying HiMEDS Units may be settled early (“Early Settlement”) at any time on or prior to 4:00 p.m., New York City time, on the Business Day immediately preceding the first scheduled Trading Day of the Observation Period; provided that no Early Settlement will be permitted pursuant to this Section 5.07 unless, at the time such Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. In the event that a Holder seeks to exercise its right to early settle Purchase Contracts and a Registration Statement is required to be effective in connection with the exercise of such right but no such Registration Statement is then effective, the Holder’s exercise of such right shall be void unless and until such a Registration Statement shall be effective. If such a Registration Statement is so required, the Company covenants and agrees to use commercially reasonable efforts to (i) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (ii) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Early Settlement. The Company shall have no further obligation with respect to any such Registration Statement if, notwithstanding using its commercially reasonable efforts, no Registration Statement is then effective.
     (b) In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing HiMEDS Units shall deliver, at any time on or prior to 4:00 p.m., New York City time, on the Business Day immediately preceding the first scheduled Trading Day of the Observation Period, such Certificate, if in certificated form, to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early/Merger Early Settlement on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount (the “Early Settlement Amount”) equal to:
     (i) the product of (A) the Stated Amount and (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus
     (ii) if such delivery is made with respect to any Purchase Contracts during the period from 5:00 p.m., New York City time, on any Record Date next preceding any Payment Date to 9:00 a.m., New York City time, on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts, minus

     (iii) the amount of any Deferred Contract Adjustment Payments accrued and unpaid to but not including the Payment Date immediately preceding the Early Settlement Date.
     Except as provided in the immediately preceding sentence, no payment shall be made upon Early Settlement of any Purchase Contract on account of any Contract Adjustment Payments accrued on such Purchase Contract or on account of any dividends on the Common Stock issued upon such Early Settlement. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any HiMEDS Units on or prior to 4:00 p.m., New York City time, on a Business Day, such day shall be the “Early Settlement Date” with respect to such HiMEDS Units and if such requirements are first satisfied after 4:00 p.m., New York City time, on a Business Day or on a day that is not a Business Day, the “Early Settlement Date” with respect to such HiMEDS Units shall be the next succeeding Business Day.
     Upon the receipt of such Certificate and Early Settlement Amount from the Holder, the Purchase Contract Agent shall pay to the Company such Early Settlement Amount, the receipt of which payment the Company shall confirm in writing. The Purchase Contract Agent shall then notify the Collateral Agent that:
     (A) such Holder has elected to effect an Early Settlement, which notice shall set forth the number of such Purchase Contracts as to which such Holder has elected to effect Early Settlement;
     (B) the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amount; and
     (C) all conditions to such Early Settlement have been satisfied.
     Upon receipt by the Collateral Agent of the notice from the Purchase Contract Agent set forth in the preceding paragraph, the Collateral Agent shall release from the Pledge, (1) the Pledged Senior Notes, in the case of a Holder of Corporate HiMEDS Units or (2) Pledged Treasury Securities, in the case of a Holder of Treasury HiMEDS Units, in each case with a Value equal to the product of (x) the Stated Amount and (y) the number of Purchase Contracts as to which such Holder has elected to effect Early Settlement, and shall instruct the Securities Intermediary to Transfer all such Pledged Senior Notes or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby.
     Holders of HiMEDS Units may only effect Early Settlement pursuant to this Section 5.07 in integral multiples of 20 HiMEDS Units.
     Upon Early Settlement of the Purchase Contracts, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments (including any accrued and unpaid Contract Adjustment Payments) with respect to such Purchase Contracts shall immediately and automatically terminate.

     (c) Upon Early Settlement of Purchase Contracts by a Holder of the related HiMEDS Units, the Company shall issue, and the Holder shall be entitled to receive, a number of shares of Common Stock (or in the case of an Early Settlement following a Reorganization Event, a number of units of Exchange Property) equal to the Minimum Settlement Rate for each Purchase Contract as to which Early Settlement is effected.
     (d) No later than the third Business Day after the applicable Early Settlement Date, the Company shall cause the shares of Common Stock issuable upon Early Settlement of Purchase Contracts to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in Section 5.08.
     (e) Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Senior Notes or Treasury Securities, as the case may be, from the Securities Intermediary, as applicable, the Purchase Contract Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early/Merger Early Settlement on the reverse of the Certificate evidencing the related HiMEDS Units:
     (i) transfer to the Holder the Senior Notes or Treasury Securities, as the case may be, forming a part of such HiMEDS Units free and clear of the security interest, and
     (ii) deliver to the Holder a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 5.08.
     (f) The Company shall, if so required under the Securities Act, deliver a Prospectus for the shares of Common Stock issuable upon such Early Settlement as contemplated by Section 5.07(a).
     (g) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the HiMEDS Units evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Purchase Contract Agent shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the HiMEDS Units as to which Early Settlement was not effected.
     (h) A Holder of a HiMEDS Unit who effects Early Settlement may elect to have the Senior Notes no longer a part of a Corporate HiMEDS Unit remarketed in accordance with the provisions of Section 5.02.
     Section 5.08. No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date, or upon Early Settlement or Merger Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date, or upon Early Settlement or Merger Early

Settlement, the Company, through the Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the percentage of such fractional share times the Applicable Market Value (calculated in accordance with Section 5.01(a) in connection with a settlement on the Purchase Contract Settlement Date, as the average of the Closing Prices of the Common Stock over the 20 consecutive Trading Day period ending on the third Trading Day immediately preceding the Early Settlement Date, and in accordance with Section 5.04(b)(ii) in connection with an Merger Early Settlement, respectively). The Company shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 5.08 in a timely manner.
     Section 5.09. Charges and Taxes. The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a HiMEDS Unit or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the HiMEDS Units evidenced thereby, other than in the name of the Purchase Contract Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     Section 5.10. Contract Adjustment Payments. (a) Subject to Section 5.10(d) and 5.11, the Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name a Certificate is registered at 5:00 p.m., New York City time, on the Record Date relating to such Payment Date. The Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent maintained for that purpose. If the book-entry system for the HiMEDS Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent. Contract Adjustment Payments payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period other than a full quarterly period on the basis of the actual number of days elapsed and a 360-day year. Contract Adjustment Payments will accrue from November 20, 2007.
     (b) Upon the occurrence of a Termination Event, the Company’s obligation to pay future Contract Adjustment Payments (including any accrued Contract Adjustment Payments) and any Deferred Contract Adjustment Payments shall cease.
     (c) Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the recreation of Corporate HiMEDS Units) any other Certificate shall carry the right to accrued and unpaid Contract Adjustment Payments and Deferred Contract Adjustment Payments, which right was carried by the Purchase Contracts underlying such other Certificates.

     (d) In the case of any HiMEDS Unit with respect to which Early Settlement or Merger Early Settlement of the underlying Purchase Contract is effected on a date that is after any Record Date and prior to or on the next succeeding Payment Date, Contract Adjustment Payments and Deferred Contract Adjustment Payments otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement or Merger Early Settlement, and such Contract Adjustment Payments and Deferred Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such HiMEDS Unit is registered at 5:00 p.m., New York City time, on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, and the right to receive accrued and unpaid Contract Adjustment Payments as set forth in Section 5.04(b)(ii), in the case of any HiMEDS Unit with respect to which Early Settlement or Merger Early Settlement of the underlying Purchase Contract is effected, Contract Adjustment Payments (but not, for the avoidance of doubt, Deferred Contract Adjustment Payments) that would otherwise be payable after the Early Settlement or Merger Early Settlement Date with respect to such Purchase Contract shall not be payable.
     (e) The Company’s obligations with respect to Contract Adjustment Payments and Deferred Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Company’s obligations under any Senior Indebtedness.
     (f) In the event:
          (x) of any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings; or
          (y) subject to the provisions of Section 5.10(h), that (i) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued) or (ii) the maturity of any Senior Indebtedness shall have been accelerated because of a default in respect of such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), then:
     (i) the holders of all Senior Indebtedness shall first be entitled to receive, in the case of clause (x) above, payment of all amounts due or to become due upon all Senior Indebtedness and, in the case of subclauses (i) and (ii) of clause (y) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money’s worth, before the Holders of any of the HiMEDS Units are entitled to receive any Contract Adjustment Payments or Deferred Contract Adjustment Payments on the Purchase Contracts underlying the HiMEDS Units;

     (ii) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the HiMEDS Units would be entitled except for the provisions of Section 5.10(e) through (q), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of such Contract Adjustment Payments or Deferred Contract Adjustment Payments on the Purchase Contracts underlying the HiMEDS Units, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the representative or representatives of the holders of Senior Indebtedness or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made of such Contract Adjustment Payments or Deferred Contract Adjustment Payments to the Holders of such HiMEDS Units; and
     (iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Contract Adjustment Payments or Deferred Contract Adjustment Payments on the Purchase Contracts underlying the HiMEDS Units, shall be received by the Purchase Contract Agent or the Holders of any of the HiMEDS Units when such payment or distribution is prohibited pursuant to Section 5.10(e) through (q), such payment or distribution shall be paid over to the representative or representatives of the holders of Senior Indebtedness or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.
     (g) For purposes of Section 5.10(e) through (q), the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Section 5.10(e) through (q) with respect to such Contract Adjustment Payments or Deferred Contract Adjustment Payments on the HiMEDS Units to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment;

     (h) Any failure by the Company to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Section 5.10(e) through (q) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.
     (i) Subject to the irrevocable payment in full of all Senior Indebtedness, the Holders of the HiMEDS Units shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Indebtedness of the Company to the same extent as payment of the Contract Adjustment Payments and Deferred Contract Adjustment Payments in respect of the Purchase Contracts underlying the HiMEDS Units is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all such Contract Adjustment Payments and Deferred Contract Adjustment Payments owing on the HiMEDS Units shall be paid in full, and as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of Section 5.10(e) through (q) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of Section 5.10(e) through (q) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.
     (j) Nothing contained in Section 5.10(e) through (q) or elsewhere in this Agreement or in the HiMEDS Units is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Contract Adjustment Payments and Deferred Contract Adjustment Payments on the HiMEDS Units as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Purchase Contract Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under Section 5.10(e) through (q), of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     (k) Upon payment or distribution of assets of the Company referred to in Section 5.10(e) through (q), the Purchase Contract Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or Purchase Contract Agent or other person making any payment or distribution, delivered to the Purchase Contract Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Section 5.10(e) through (q).
     (l) The Purchase Contract Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Purchase Contract Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to Section 5.10(e) through (q), the Purchase Contract Agent may request such Person to furnish evidence to the reasonable satisfaction of the Purchase Contract Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Section 5.10(e) through (q), and, if such evidence is not furnished, the Purchase Contract Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     (m) Nothing contained in Section 5.10(e) through (q) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Adjustment Payments and Deferred Contract Adjustment Payments, except as otherwise provided in these Section 5.10(e) through (q).
     (n) Each Holder of HiMEDS Units, by its acceptance thereof, authorizes and directs the Purchase Contract Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Section 5.10(e) through (q) and appoints the Purchase Contract Agent its attorney-in-fact, as the case may be, for any and all such purposes.
     (o) The Company shall give prompt written notice to the Purchase Contract Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent in respect of the HiMEDS Units pursuant to the provisions of this Section. Notwithstanding the provisions of Section 5.10(e) through (q) or any other provisions of this Agreement, the Purchase Contract Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent, or the taking of any other action by the Purchase Contract Agent, unless and until the Purchase Contract Agent shall have received written notice thereof mailed or delivered to the Purchase Contract Agent at its Institutional Trust Services department from the Company, any Holder, or the holder or representative of any Senior Indebtedness; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Purchase Contract Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Purchase Contract Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.
     (p) The Purchase Contract Agent in its individual capacity shall be entitled to all the rights set forth in this Section with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Agreement shall deprive the Purchase Contract Agent of any of its rights as such holder.
     (q) No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.
     (r) Nothing in this Section 5.10 shall apply to claims of, or payments to, the Purchase Contract Agent under or pursuant to Section 7.07.
     (s) With respect to the holders of Senior Indebtedness:
     (i) the duties and obligations of the Purchase Contract Agent shall be determined solely by the express provisions of this Agreement;
     (ii) the Purchase Contract Agent shall not be liable to any such holders if it shall, acting in good faith, mistakenly pay over or distribute to the Holders or to the Company or any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 5.10 or otherwise;
     (iii) no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent; and
     (iv) the Purchase Contract Agent shall not be deemed to be a fiduciary as to such holders.
     Section 5.11. Deferral of Contract Adjustment Payments. (a) The Company has the right at any time, and from time to time, to defer payment of all or part of the Contract Adjustment Payments in respect of each Purchase Contract by extending the period for payment of Contract Adjustment Payments to any subsequent Payment Date (an “Extension Period”), but not beyond the Purchase Contract Settlement Date (or, with respect to Purchase Contracts for which an Early Settlement or Merger Early Settlement is effected, the Early Settlement Date or Merger Early Settlement Date, as the case may be). Prior to the expiration of any Extension Period, the Company may further extend such Extension Period to any subsequent Payment Date, but not beyond the Purchase Contract Settlement Date (or any applicable Early Settlement Date or Merger Early Settlement Date).

     If the Company so elects to defer Contract Adjustment Payments, the Company shall pay additional Contract Adjustment Payments on such deferred installments of Contract Adjustment Payments at a rate equal to 6.00% per annum, compounding on each succeeding Payment Date, until such deferred installments are paid in full (such deferred installments of Contract Adjustment Payments together with the accrued additional Contract Adjustment Payments thereon, being referred to herein as the “Deferred Contract Adjustment Payments”).
     At the end of each Extension Period, including as the same may be extended as provided above, or, in the event of an Early Settlement or Merger Early Settlement is effected, on the Early Settlement Date or Merger Early Settlement Date, as the case may be, the Company shall pay all Deferred Contract Adjustment Payments then due in the manner set forth in Section 5.10(a) (in the case of the end of an Extension Period), in the manner set forth in Section 5.07(b) (in the case of an Early Settlement) or in the manner set forth in Section 5.04(b)(ii) (in the case of a Merger Early Settlement) to the extent such amounts are not deducted from the amount otherwise payable by the Holder in the case of an Early Settlement or a Merger Early Settlement. In the event of an Early Settlement, the Company shall pay all Deferred Contract Adjustment Payments due on the Purchase Contracts being settled early to but not including the Payment Date immediately preceding the applicable Early Settlement Date. In the event of a Merger Early Settlement, the Company shall pay all Deferred Contract Adjustment Payments due on the Purchase Contracts being settled on the Merger Early Settlement Date to but including such Merger Early Settlement Date.
     Upon termination of any Extension Period and the payment of all Deferred Contract Adjustment Payments and all accrued and unpaid Contract Adjustment Payments then due, the Company may commence a new Extension Period, provided that such Extension Period, together with all extensions thereof, may not extend beyond the Purchase Contract Settlement Date (or any applicable Early Settlement Date or Merger Early Settlement Date). Except in the case of an Early Settlement or Merger Early Settlement, no Contract Adjustment Payments shall be due and payable during an Extension Period except at the end thereof, except that prior to the end of such Extension Period, the Company, at its option, may prepay on any Payment Date all or any portion of the Deferred Contract Adjustment Payments accrued during the then elapsed portion of such Extension Period.
     (b) The Company shall give written notice to the Purchase Contract Agent (and the Purchase Contract Agent shall give notice thereof to Holders of Purchase Contracts) of its election to extend any period for the payment of Contract Adjustment Payments, the expected length of any such Extension Period and any extension of any Extension Period, at least five Business Days before the earlier of:
     (i) the Record Date for the Payment Date on which Contract Adjustment Payments would have been payable except for the election to begin or extend the Extension Period; or

     (ii) the date the Purchase Contract Agent is required to give notice to any securities exchange or to Holders of Purchase Contracts of such Record Date or such Payment Date.
     (c) The Company shall give written notice to the Purchase Contract Agent (and the Purchase Contract Agent shall give notice thereof to Holders of Purchase Contracts) of the end of an Extension Period or its election to pay any portion of the Deferred Contract Adjustment Payments on a payment date prior to the end of an Extension Period, at least five Business Days before the earlier of:
     (i) the Record Date for the Payment Date on which such Extension Period shall end or such payment of Deferred Contract Adjustment Payments shall be made; or
     (ii) the date the Purchase Contract Agent is required to give notice to any securities exchange or to Holders of Purchase Contracts of such Record Date or such Payment Date.
     In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid in full, the Company shall not, and shall not permit any of its subsidiaries to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or their capital stock or make guarantee payments with respect to the foregoing; provided that the foregoing will not restrict:
     (i) the Company from declaring or paying dividends on the outstanding shares of its capital stock in shares of its capital stock; or
     (ii) the Company’s subsidiaries from declaring or paying any dividends, or making any distributions, to the Company or any of the Company’s other subsidiaries.
     Section 5.12. No Net Cash Settlement . In the event the Company does not have an effective Registration Statement, there is no circumstance that would require the Company to “net cash” settle the HiMEDS units.
ARTICLE 6
RIGHTS AND REMEDIES OF HOLDERS
     Section 6.01. Unconditional Right of Holders to Receive Contract Adjustment Payments and to Purchase Shares of Common Stock. Each Holder of a HiMEDS Unit shall have the right, which is absolute and unconditional:
     (i) subject to Article 5, to receive each Contract Adjustment Payment and Deferred Contract Adjustment Payment with respect to the Purchase Contract comprising part of such HiMEDS Unit on the respective Payment Date for such HiMEDS Unit; and
     (ii) except upon and following a Termination Event, to purchase shares of Common Stock pursuant to such Purchase Contract; and,

in each such case, to institute suit for the enforcement of any such right to receive Contract Adjustment Payments and the right to purchase shares of Common Stock, and such rights shall not be impaired without the consent of such Holder.
     Section 6.02. Restoration of Rights and Remedies. If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.
     Section 6.03. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 6.04. Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right upon a default or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.
     Section 6.05. Undertaking for Costs. All parties to this Agreement agree, and each Holder of a HiMEDS Unit, by its acceptance of such HiMEDS Unit shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Purchase Contract Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding HiMEDS Units, or to any suit instituted by any Holder for the enforcement of interest on any Senior Notes or Contract Adjustment Payments on or after the respective Payment Date therefor in respect of any HiMEDS Unit held by such Holder (subject to Section 5.11), or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts constituting part of any HiMEDS Unit held by such Holder.
     Section 6.06. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
THE PURCHASE CONTRACT AGENT
     Section 7.01. Certain Duties and Responsibilities. (a) The Purchase Contract Agent:
     (i) undertakes to perform, with respect to the HiMEDS Units, such duties and only such duties as are specifically set forth in this Agreement and the Remarketing Agreement and no implied covenants or obligations shall be read into this Agreement or the Remarketing Agreement against the Purchase Contract Agent; and
     (ii) in the absence of bad faith or gross negligence on its part, may, with respect to the HiMEDS Units, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming on their face to the requirements of this Agreement or the Remarketing Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Agreement or the Remarketing Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations, facts stated therein or the substance or sufficiency thereof).
     (b) No provision of this Agreement or the Remarketing Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph shall not be construed to limit the effect of Section 7.01(a);
     (ii) the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively determined by a court of competent jurisdiction that the Purchase Contract Agent was grossly negligent in ascertaining the pertinent facts; and
     (iii) no provision of this Agreement or the Remarketing Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.
     (c) Whether or not therein expressly so provided, every provision of this Agreement and the Remarketing Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section.

     (d) The Purchase Contract Agent is authorized to execute and deliver the Remarketing Agreement in its capacity as Purchase Contract Agent.
     Section 7.02. Notice of Default. Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent shall transmit by mail to the Company and the Holders of HiMEDS Units, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived.
     Section 7.03. Certain Rights of Purchase Contract Agent. Subject to the provisions of Section 7.01:
     (a) the Purchase Contract Agent may, in the absence of bad faith, conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the party or parties specified therein;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate or Issuer Order, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Agreement or the Remarketing Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed in this Agreement) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate of the Company and any Opinion of Counsel delivered therewith;
     (d) the Purchase Contract Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Company, personally or by agent or attorney;
     (f) the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees or an Affiliate and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee or an Affiliate appointed with due care by it hereunder;

     (g) the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Purchase Contract Agent security or indemnity satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (h) the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in the absence of bad faith or gross negligence by it;
     (i) the Purchase Contract Agent shall not be deemed to have notice of adjustment to the Settlement Rate, the occurrence of a Termination Event or any default hereunder unless a Responsible Officer of the Purchase Contract Agent has actual knowledge thereof or unless written notice of any such adjustment, occurrence or event which is in fact such a default is received by a Responsible Offer at the Corporate Trust Office of the Purchase Contract Agent, and such notice references the HiMEDS Units and this Agreement;
     (j) the Purchase Contract Agent may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (k) the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;
     (l) the Purchase Contract Agent shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall have no responsibilities with respect to any default hereunder except as expressly set forth herein; and
     (m) the Purchase Contract Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused directly or indirectly, by acts of God; earthquake; fires; floods; wars; civil or military disturbances; terrorist acts; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; accidents; labor disputes; and acts of civil or military authority or governmental actions; it being understood that the Purchase Contract Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 7.04. Not Responsible for Recitals or Issuance of HiMEDS Units. The recitals contained herein, in the Remarketing Agreement and in the Certificates shall be taken as the statements of the Company, and the Purchase Contract Agent assumes no responsibility for their accuracy or validity. The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement, the Remarketing Agreement or of the HiMEDS Units or the Pledge or the Collateral and shall have no responsibility for perfecting or maintaining the perfection of any security interest in the Collateral. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the HiMEDS Units or the Purchase Contracts.
     Section 7.05. May Hold HiMEDS Units. Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of HiMEDS Units and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Company may become the owner or pledgee of HiMEDS Units.
     Section 7.06. Money Held In Custody. Money held by the Purchase Contract Agent in custody hereunder need not be segregated from the Purchase Contract Agent’s other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder or agreed in writing with the Company.
     Section 7.07. Compensation and Reimbursement. The Company agrees: (a) to pay to the Purchase Contract Agent compensation for all services rendered by it hereunder and under the Remarketing Agreement as the Company and the Purchase Contract Agent shall from time to time agree in writing;
     (b) except as otherwise expressly provided for herein, to reimburse the Purchase Contract Agent upon its request for all expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement and the Remarketing Agreement (including the compensation and the expenses and disbursements of its agents and counsel) in connection with the negotiation, preparation, execution and delivery and performance of this Agreement and the Remarketing Agreement and any modification, supplement or waiver of any of the terms thereof, except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith; and
     (c) to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent (and each of its directors, officers, agents and employees (collectively, the “Indemnitees”) for, and to hold each Indemnitee harmless against, any loss, claim, damage, fine, penalty, liability or expense (including fees and expenses of counsel) incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder and the Remarketing Agreement, including the Indemnitees’ reasonable costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other person) or liability in connection with the exercise or performance of any of the Purchase Contract Agent’s powers or duties hereunder or thereunder.
     In addition, and without prejudice to the rights provided to the Purchase Contract Agent hereunder, when the Purchase Contract Agent incurs expenses or renders services after a Termination Event occurs, the expenses and the compensation for the services (including the fees and expenses of its counsel) are intended to constitute expenses of administration under any applicable federal or state bankruptcy law.

     The provisions of this Section shall survive the resignation and removal of the Purchase Contract Agent, the satisfaction and discharge of the HiMEDS Units and the termination of this Agreement.
     Section 7.08. Corporate Purchase Contract Agent Required; Eligibility. There shall at all times be a Purchase Contract Agent hereunder which shall be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority. If such Person publishes or files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published or filed. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 7.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 7.10.
     (b) The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.
     (c) The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding HiMEDS Units delivered to the Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after such Act, the Purchase Contract Agent being removed may petition any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.
     (d) If at any time:
     (i) the Purchase Contract Agent fails to comply with Section 310(b) of the TIA, as if the Purchase Contract Agent were an indenture trustee under an indenture qualified under the TIA, and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a HiMEDS Unit for at least six months;

     (ii) the Purchase Contract Agent shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or
     (iii) the Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Purchase Contract Agent, or (ii) any Holder who has been a bona fide Holder of a HiMEDS Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.
     (e) If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a HiMEDS Unit for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.
     (f) The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.
     Section 7.10. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, on the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon payment of amounts owed to it pursuant to Section 7.07, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

     (b) Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in Section 7.10(a).
     (c) No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.
     Section 7.11. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such HiMEDS Units.
     Section 7.12. Preservation of Information; Communications to Holders. (a) The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Purchase Contract Agent in its capacity as Security Registrar.
     (b) If three or more Holders (herein referred to as “Applicants”) apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such Applicant has owned a HiMEDS Unit for a period of at least six months preceding the date of such application, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the HiMEDS Units and is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.
     Section 7.13. No Obligations of Purchase Contract Agent. Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Remarketing Agreement or any Purchase Contract in respect of the obligations of the Holder of any HiMEDS Unit thereunder. The Company agrees, and each Holder of a Certificate, by its acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent’s execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact of the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article Five. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Purchase Contract Agent or its officers, directors, employees or agents be liable under this Agreement or the Remarketing Agreement for indirect, incidental, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Purchase Contract Agent and regardless of the form of action.
     Section 7.14. Tax Compliance. (a) The Purchase Contract Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the HiMEDS Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the HiMEDS Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.
     (b) The Purchase Contract Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.01.
     (c) The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.
ARTICLE 8
SUPPLEMENTAL AGREEMENTS
     Section 8.01. Supplemental Agreements without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, to:
     (a) evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates;
     (b) evidence and provide for the acceptance of appointment hereunder by a successor Purchase Contract Agent, Collateral Agent, Securities Intermediary or Custodial Agent;
     (c) add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company, provided that such covenants or such surrender do not adversely affect the validity, perfection or priority of the Pledge created hereunder;

     (d) make provision with respect to the rights of Holders pursuant to and consistent with the requirements of Section 5.04(b)(i);
     (e) cure any ambiguity (or formal defect), or correct or supplement any provisions herein that may be inconsistent with any other provisions herein; or
     (f) make any other provisions with respect to such matters or questions arising under this Agreement; provided that such action shall not adversely affect the interests of the Holders in any material respect; provided, further, that any amendment made solely to conform the provisions of this Agreement to the description of the HiMEDS Units and the Purchase Contracts contained in the Prospectus will not be deemed to adversely affect the interests of the Holders.
     Section 8.02. Supplemental Agreements with Consent of Holders. With the consent of the Holders of not less than a majority of the Outstanding HiMEDS Units voting together as one class, including without limitation the consent of the Holders obtained in connection with a tender or an exchange offer, by Act of said Holders delivered to the Company, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Company, when authorized by a Board Resolution, may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the HiMEDS Units; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the unanimous consent of the Holders of each outstanding Purchase Contract affected thereby,
     (a) change any Payment Date;
     (b) change the amount of Collateral required to be Pledged to secure a Holder’s obligations under the Purchase Contract (except for the rights of holders of Corporate HiMEDS Units to substitute Treasury Securities for the Pledged Senior Notes or the rights of Holders of Treasury HiMEDS Units to substitute Senior Notes for the Pledged Treasury Securities), impair the right of the Holder of any HiMEDS Units to receive distributions on the related Collateral or otherwise adversely affect the Holder’s rights in or to such Collateral;
     (c) impair the Holders’ right to institute suit for the enforcement of any Purchase Contract or any payment of any Contract Adjustment Payments or any Deferred Contract Adjustment Payments;
     (d) reduce the number of shares of Common Stock or the amount of any other property to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock or any other property upon settlement of any Purchase Contract except, in each case, to the extent expressly provided in Section 5.04 or change the Purchase Contract Settlement Date or the right to Early Settlement or Merger Early Settlement or otherwise adversely affect the Holder’s rights under the Purchase Contract;

     (e) reduce any Contract Adjustment Payments or any Deferred Contract Adjustment Payments or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable;
     (f) reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any modification or amendment to the provisions of this Agreement or the Purchase Contracts; or
     (g) otherwise effect any action that would require the consent of the Holder of each Outstanding HiMEDS Unit affected thereby if such action were effected by a modification or amendment of the provisions of this Agreement;
     provided that if any amendment or proposal referred to above would adversely affect only the Corporate HiMEDS Units or the Treasury HiMEDS Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; and provided, further, that the unanimous consent of the Holders of each outstanding Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (a) through (g) above.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 8.03. Execution of Supplemental Agreements. In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary and the Custodial Agent shall be provided, and (subject to Section 7.01 with respect to the Purchase Contract Agent) shall be fully authorized and protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent, the Collateral Agent, the Securities Intermediary and the Custodial Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects their own rights, duties or immunities under this Agreement or otherwise.
     Section 8.04. Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.
     Section 8.05. Reference to Supplemental Agreements. Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Certificates.
ARTICLE 9
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
     Section 9.01. Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions. The Company covenants that it will not consolidate with, convert into, or merge with and into, any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person, unless:
     (a) either the Company shall be the surviving Person, or the successor (if other than the Company) shall be a corporation or limited liability company organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation or limited liability company shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement (including the Pledge provided for herein), the Indenture (including any supplement thereto) and the Remarketing Agreement by one or more supplemental agreements in form reasonably satisfactory to the Purchase Contract Agent and the Collateral Agent, executed and delivered to the Purchase Contract Agent and the Collateral Agent by such corporation or limited liability company; and
     (b) the Company or such successor corporation or limited liability company, as the case may be, shall not, immediately after such consolidation, conversion, merger, sale, assignment, transfer, lease or conveyance, be in default of payment obligations under the Purchase Contracts, this Agreement, the Indenture (including any supplement thereto) or the Remarketing Agreement or in material default in the performance of any other covenants under any of the foregoing agreements.
     Section 9.02. Rights and Duties of Successor Corporation. In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 9.01, such surviving Person shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such surviving Person thereupon may cause to be signed, and may issue either in its own name or in the name of Avery Dennison Corporation any or all of the Certificates evidencing HiMEDS Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such surviving Person, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any Certificate evidencing HiMEDS Units which such surviving Person thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.
     In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing HiMEDS Units thereafter to be issued as may be appropriate.
     Section 9.03. Officers’ Certificate and Opinion of Counsel Given to Purchase Contract Agent. The Purchase Contract Agent, subject to Section 7.01 and Section 7.03, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance have been met.
ARTICLE 10
COVENANTS
     Section 10.01. Performance under Purchase Contracts. The Company covenants and agrees for the benefit of the Holders from time to time of the HiMEDS Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.
     Section 10.02. Maintenance of Office or Agency. The Company will maintain an office or agency where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement or Merger Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or recreation of Corporate HiMEDS Units and where notices and demands to or upon the Company in respect of the HiMEDS Units and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. The Company initially designates the Corporate Trust Office of the Purchase Contract Agent as such office of the Company, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the HiMEDS Units the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in the city in which such Corporate Trust Office is located.
     Section 10.03. Company to Reserve Common Stock. The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of Outstanding HiMEDS Units.
     Section 10.04. Covenants as to Common Stock; Listing. (a) The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding HiMEDS Units will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.
     The Company further covenants that, if at any time the Common Stock shall be listed on the NYSE, the NASDAQ or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, or obtain and maintain approval for listing subject to notice of issuance (which notice the Company covenants to give concurrently with the issuance of Common Stock pursuant hereto), so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon Settlement of Purchase Contracts; provided, however, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the date on which any Purchase Contract first settles in accordance with the provisions of this Agreement, the Company covenants to list such Common stock issuable upon Settlement of the Purchase Contracts in accordance with the requirements of such exchange or automated quotation system at such time.
     Section 10.05. Statements of Officers of the Company as to Default. The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 30, 2007, an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof) the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
     Section 10.06. ERISA. Each Holder from time to time of the HiMEDS Units that is a Plan or who used assets of a Plan to purchase or hold HiMEDS Units (or any securities comprising or underlying such securities) hereby represents that from and including the date if its acquisition of the HiMEDS Units (or any security comprising or underlying such securities) through and including the date of the satisfaction of the obligation under the purchase contract and/or the disposition of any such HiMEDS Units (the components comprising or underlying such securities) either (i) no portion of the assets used by such Holder to acquire or hold the HiMEDS Units (or any securities comprising or underlying such securities) constitutes the assets of any Plan or (ii) the purchase or holding of the Corporate HiMEDS Units (or any securities comprising or underlying such securities) by such Holder will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

ARTICLE 11
PLEDGE
     Section 11.01. Pledge. Each Holder, acting through the Purchase Contract Agent as such Holder’s attorney-in-fact, and the Purchase Contract Agent, acting solely as such attorney-in-fact, hereby pledges and grants to the Collateral Agent, as agent of and for the benefit of the Company, a continuing first priority security interest in and to, and a lien upon and right of set-off against, all of such Person’s right, title and interest in and to the Collateral to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.
     Section 11.02. Termination. As to each Holder, the Pledge created hereby shall terminate upon the satisfaction of such Holder’s Obligations. Upon such termination, the Collateral Agent shall instruct the Securities Intermediary to Transfer such portion of the Collateral attributable to such Holder to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.
ARTICLE 12
ADMINISTRATION OF COLLATERAL
     Section 12.01. Initial Deposit of Senior Notes. (a) Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Corporate HiMEDS Units, shall Transfer to the Securities Intermediary, for credit to the Collateral Account, the Senior Notes or security entitlements relating thereto and, with respect to any such security entitlements, the Securities Intermediary shall indicate by book-entry that a securities entitlement with respect to such Senior Notes has been credited to the Collateral Account.
     (a) The Collateral Agent may, at any time or from time to time, in its sole discretion, cause any or all securities or other property underlying any financial assets credited to the Collateral Account to be registered in the name of the Securities Intermediary, the Collateral Agent or their respective nominees; provided, however, that unless any Event of Default (as defined in the Indenture) shall have occurred and be continuing, the Collateral Agent agrees not to cause any Senior Notes to be so re-registered.
     Section 12.02. Establishment of Collateral Account. The Securities Intermediary hereby confirms that:
     (a) the Securities Intermediary has established the Collateral Account;
     (b) the Collateral Account is a securities account;

     (c) subject to the terms of this Agreement, the Securities Intermediary shall identify in its records the Collateral Agent as the entitlement holder entitled to exercise the rights that comprise any financial asset credited to the Collateral Account;
     (d) all property delivered to the Securities Intermediary pursuant to this Agreement will be credited promptly to the Collateral Account; and
     (e) all securities or other property underlying any financial assets credited to the Collateral Account shall be (i) registered in the name of the Purchase Contract Agent and indorsed to the Securities Intermediary or in blank, (ii) registered in the name of the Securities Intermediary or (iii) credited to another securities account maintained in the name of the Securities Intermediary. In no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent (in its capacity as such) or any Holder or specially indorsed to the Purchase Contract Agent (in its capacity as such) or any Holder, unless such financial asset has been further indorsed to the Securities Intermediary or in blank.
     Section 12.03. Treatment as Financial Assets. Each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a financial asset.
     Section 12.04. Sole Control by Collateral Agent. Except as provided in Section 15.01, at all times prior to the termination of the Pledge, the Collateral Agent shall have sole control of the Collateral Account, and the Securities Intermediary shall take instructions and directions, and comply with entitlement orders, with respect to the Collateral Account or any financial asset credited thereto solely from the Collateral Agent. If at any time the Securities Intermediary shall receive an entitlement order issued by the Collateral Agent and relating to the Collateral Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Purchase Contract Agent or any Holder or any other Person. Except as otherwise permitted under this Agreement, until termination of the Pledge, the Securities Intermediary will not comply with any entitlement orders issued by the Purchase Contract Agent or any Holder.
     Section 12.05. Jurisdiction. The Collateral Account, and the rights and obligations of the Securities Intermediary, the Collateral Agent, the Purchase Contract Agent and the Holders with respect thereto, shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, the Securities Intermediary’s jurisdiction is the State of New York.
     Section 12.06. No Other Claims. Except for the claims and interest of the Collateral Agent and of the Purchase Contract Agent and the Holders in the Collateral Account, the Securities Intermediary (without having conducted any investigation) does not know of any claim to, or interest in, the Collateral Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agent and the Purchase Contract Agent.

     Section 12.07. Investment and Release. All proceeds of financial assets from time to time credited to the Collateral Account shall be invested and reinvested as provided in this Agreement. At all times prior to termination of the Pledge, no property shall be released from the Collateral Account except in accordance with this Agreement or upon written instructions of the Collateral Agent.
     Section 12.08. Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Collateral Account and any financial assets credited thereto simultaneously to each of the Purchase Contract Agent and the Collateral Agent at their addresses for notices under this Agreement.
     Section 12.09. Tax Allocations. The Purchase Contract Agent shall report all items of income, gain, expense and loss recognized in the Collateral Account, to the extent such reporting is required by law, to the Internal Revenue Service authorities in the manner required by law. Neither the Securities Intermediary nor the Collateral Agent shall have any tax reporting duties hereunder.
     Section 12.10. No Other Agreements. The Securities Intermediary has not entered into, and prior to the termination of the Pledge will not enter into, any agreement with any other Person relating to the Collateral Account or any financial assets credited thereto, including, without limitation, any agreement to comply with entitlement orders of any Person other than the Collateral Agent.
     Section 12.11. Powers Coupled with an Interest. The rights and powers granted in this Agreement to the Collateral Agent have been granted in order to perfect its security interests in the Collateral Account, are powers coupled with an interest and will be affected neither by the bankruptcy of the Purchase Contract Agent or any Holder nor by the lapse of time. The obligations of the Securities Intermediary under this Purchase Contract and Pledge Agreement shall continue in effect until the termination of the Pledge.
     Section 12.12. Waiver of Lien; Waiver of Set-off. The Securities Intermediary waives any security interest, lien or right to make deductions or set-offs that it may now have or hereafter acquire in or with respect to the Collateral Account, any financial asset credited thereto or any security entitlement in respect thereof. Neither the financial assets credited to the Collateral Account nor the security entitlements in respect thereof will be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Company.
ARTICLE 13
RIGHTS AND REMEDIES OF THE COLLATERAL AGENT
     Section 13.01. Rights and Remedies of the Collateral Agent. (a) In addition to the rights and remedies set forth herein or otherwise available at law or in equity, after an event of default (as specified in Section 13.01(b)) hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (1) retention of the Pledged Senior Notes or Pledged Treasury Securities in full satisfaction of the Holders’ obligations under the Purchase Contracts and the Purchase Contract Agreement or (2) sale of the Pledged Senior Notes or Pledged Treasury Securities in one or more public or private sales.
     (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company, or on account of principal payments of any Pledged Treasury Securities as provided in this Agreement in satisfaction of the Obligations of the Holder of the HiMEDS Units of which such Pledged Treasury Securities are a part under the related Purchase Contracts, the inability to make such payments shall constitute an “event of default” hereunder and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities any and all of the rights and remedies available to a secured party under the UCC and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.
     (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive, collect and apply to the satisfaction of the Obligations all payments of (i) the principal amount of the Pledged Senior Notes and (ii) the principal amount of the Pledged Treasury Securities, subject, in each case, to the provisions of this Agreement, and as otherwise provided herein.
     (d) The Purchase Contract Agent and each Holder of HiMEDS Units agrees that, from time to time, upon the written request of the Collateral Agent or the Purchase Contract Agent, such Holder shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own grossly negligent acts, its own grossly negligent failure to act or its own willful misconduct.
ARTICLE 14
REPRESENTATIONS AND WARRANTIES TO
COLLATERAL AGENT; HOLDER COVENANTS
     Section 14.01. Representations and Warranties. Each Holder from time to time, acting through the Purchase Contract Agent as attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represents and warrants to the Collateral Agent (with respect to such Holder’s interest in the Collateral), which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral, that:
     (a) such Holder has the power to grant a security interest in and lien on the Collateral;

     (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent for credit to the Collateral Account, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Article 11;
     (c) upon the Transfer of the Collateral to the Securities Intermediary for credit to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any securities intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent and the Securities Intermediary, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Article 12); and
     (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Article 11 or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.
     Section 14.02. Covenants. The Purchase Contract Agent and the Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:
     (a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and
     (b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the Pledge hereunder, transferred in connection with a Transfer of the HiMEDS Units.
ARTICLE 15
THE COLLATERAL AGENT, THE CUSTODIAL AGENT AND THE SECURITIES INTERMEDIARY
     It is hereby agreed as follows:
     Section 15.01. Appointment, Powers and Immunities. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent, the Custodial Agent and the Securities Intermediary, as the case may be, by the terms of this Agreement. The Collateral Agent, the Custodial Agent and Securities Intermediary shall:

     (a) have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent, the Custodial Agent or the Securities Intermediary, nor shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof;
     (b) not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the HiMEDS Units or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be), the HiMEDS Units, any Collateral or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, maintenance of any security interest created hereunder;
     (c) not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 15.02, subject to Section 15.08);
     (d) not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own gross negligence or willful misconduct; and
     (e) not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.
     Subject to the foregoing, during the term of this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder as determined by industry standards.
     No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the Value of the Collateral.
     Section 15.02. Instructions of the Company. The Company shall have the right, by one or more written instruments executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement;

provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement or involve the Collateral Agent in personal liability and (ii) the Collateral Agent shall be indemnified to its satisfaction as provided herein. Nothing contained in this Section 15.02 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction. None of the Collateral Agent, the Custodial Agent or the Securities Intermediary has any obligation or responsibility to file UCC financing statements.
     Section 15.03. Reliance by Collateral Agent, Custodial Agent and Securities Intermediary. Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled to rely conclusively upon any certification, order, judgment, opinion, notice or other written communication (including, without limitation, any thereof by telecopy) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the Person or Persons specified therein (without being required to determine the correctness of any fact stated therein, or the substance or sufficiency thereof) and consult with and conclusively rely upon advice, opinions and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, as well as on any Officers’ Certificates and any Opinions of Counsel delivered therewith. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.
     Section 15.04. Certain Rights. (a) Whenever in the administration of the provisions of this Agreement the Collateral Agent, the Custodial Agent or the Securities Intermediary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary, be deemed to be conclusively proved and established by a certificate signed by one of the Company’s officers, and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary and such certificate, in the absence of gross negligence or bad faith on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary, shall be full warrant to the Collateral Agent, the Custodial Agent or the Securities Intermediary for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.
     (a) The Collateral Agent, the Custodial Agent or the Securities Intermediary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.
     Section 15.05. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Collateral Agent, the Custodial Agent or the Securities Intermediary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be the successor of the Collateral Agent, the Custodial Agent or the Securities Intermediary hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.
     Section 15.06. Rights in Other Capacities. The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any other Person interested herein and any Holder of HiMEDS Units (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent, the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder of HiMEDS Units without having to account for the same to the Company; provided that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral other than the lien created by the Pledge.
     Section 15.07. Non-reliance on Collateral Agent, the Custodial Agent and Securities Intermediary. None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of HiMEDS Units of this Agreement, the HiMEDS Units or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of HiMEDS Units. None of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of HiMEDS Units (or any of their respective affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.
     Section 15.08. Compensation and Indemnity. The Company agrees to:
     (a) pay the Collateral Agent, the Custodial Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, for all services rendered by them hereunder;
     (b) indemnify and hold harmless the Collateral Agent, the Custodial Agent, the Securities Intermediary and each of their respective directors, officers, agents and employees (collectively, the “Indemnified Parties”), from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses (including reasonable fees and expenses of counsel) (collectively, “Losses” and individually, a “Loss”) that may be imposed on, incurred by, or asserted against, the Indemnified Parties or any of them for following any instructions or other directions upon which any of the Collateral Agent, the Custodial Agent or the Securities

Intermediary is entitled to rely pursuant to the terms of this Agreement, provided that the Collateral Agent, the Custodial Agent or the Securities Intermediary has not acted with gross negligence or engaged in willful misconduct or bad faith with respect to the specific Loss against which indemnification is sought; and
     (c) in addition to and not in limitation of Section 15.08(b), indemnify and hold the Indemnified Parties and each of them harmless from and against any and all Losses that may be imposed on, incurred by or asserted against, the Indemnified Parties or any of them in connection with or arising out of the Collateral Agent’s, the Custodial Agent’s or the Securities Intermediary’s acceptance or performance of its powers and duties under this Agreement, provided the Collateral Agent, the Custodial Agent or the Securities Intermediary has not acted with gross negligence or engaged in willful misconduct or bad faith with respect to the specific Loss against which indemnification is sought.
     The provisions of this Section and Section 15.14 shall survive the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary and the termination of this Agreement.
     Section 15.09. Failure to Act. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, then at its sole option, each of the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent, the Custodial Agent and the Securities Intermediary shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled to refuse to act until either:
     (a) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Collateral Agent, the Custodial Agent or the Securities Intermediary; or
     (b) the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to save it harmless from and against any and all loss, liability or reasonable out-of-pocket expense which it may incur by reason of its acting.
     The Collateral Agent, the Custodial Agent and the Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent, the Custodial Agent or the Securities Intermediary may deem necessary. Notwithstanding anything contained herein to the contrary, none of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

     Section 15.10. Resignation and Removal of Collateral Agent, the Custodial Agent and the Securities Intermediary. (a) Subject to the appointment and acceptance of a successor Collateral Agent, Custodial Agent or Securities Intermediary as provided below:
     (i) the Collateral Agent, the Custodial Agent or the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of HiMEDS Units;
     (ii) the Collateral Agent, the Custodial Agent or the Securities Intermediary may be removed at any time by the Company; and
     (iii) if the Collateral Agent, the Custodial Agent or the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent, the Custodial Agent and the Securities Intermediary may be removed by the Purchase Contract Agent, acting at the direction of the Holders of HiMEDS Units.
     The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (iii) of this Section 15.10. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, which shall not be an Affiliate of the Purchase Contract Agent. If no successor Collateral Agent, Custodial Agent or Securities Intermediary shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent’s, Custodial Agent’s or Securities Intermediary’s giving of notice of resignation or the Company’s or the Purchase Contract Agent’s giving notice of such removal, then the retiring or removed Collateral Agent, Custodial Agent or Securities Intermediary may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Collateral Agent, Custodial Agent or Securities Intermediary. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each be a bank or a national banking association with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent, Custodial Agent or Securities Intermediary hereunder by a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, such successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall take all appropriate action, subject to payment of any amounts then due and payable to it hereunder, to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent, Custodial Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent, Custodial Agent or Securities Intermediary hereunder. After any retiring Collateral Agent’s, Custodial Agent’s or Securities Intermediary’s resignation hereunder as Collateral Agent, Custodial Agent or Securities Intermediary, the provisions of this Article 15 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary. Any

resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary hereunder, at a time when such Person is acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Collateral Agent, the Securities Intermediary or the Custodial Agent, as the case may be.
     (b) Because The Bank of New York Trust Company, N.A. is serving as the Collateral Agent hereunder and as the Purchase Contract Agent hereunder, if an event of default occurs hereunder The Bank of New York Trust Company, N.A. will resign as the Collateral Agent, Custodial Agent and the Securities Intermediary, but continue to act as the Purchase Contract Agent. A successor Collateral Agent, Custodial Agent and Securities Intermediary will be appointed in accordance with the terms hereof.
     Section 15.11. Right to Appoint Agent or Advisor. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this Section 15.11 shall be subject to prior written consent of the Company, which consent shall not be unreasonably withheld.
     Section 15.12. Survival. The provisions of this Article 15 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary.
     Section 15.13. Exculpation. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, directors, employees or agents be liable under this Agreement for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them and regardless of the form of action. Section 7.03(m) is hereby made applicable to the Collateral Agent, the Custodial Agent and the Securities Intermediary as if they and each of them were named therein in place of the Purchase Contract Agent.
     Section 15.14. Expenses, Etc. The Company agrees to reimburse the Collateral Agent, the Custodial Agent and the Securities Intermediary for:
     (a) all reasonable costs and expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent, the Custodial Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;
     (b) all reasonable costs and expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of HiMEDS Units to satisfy its obligations under the Purchase Contracts forming a part of the HiMEDS Units and (ii) the enforcement of this Section 15.14;
     (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby;
     (d) all reasonable fees and expenses of any agent or advisor appointed by the Collateral Agent and consented to by the Company under Section 15.11; and
     (e) any other out-of-pocket costs and expenses reasonably incurred by the Collateral Agent, the Custodial Agent and the Securities Intermediary in connection with the performance of their duties hereunder.
ARTICLE 16
MISCELLANEOUS
     Section 16.01. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:
     (a) any lack of validity or enforceability of any provision of the Purchase Contracts or the HiMEDS Units or any other agreement or instrument relating thereto;
     (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of the HiMEDS Units under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or
     (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.
     Section 16.02. Notice of Termination Event. Upon the occurrence of a Termination Event, the Company shall deliver written notice to the Purchase Contract Agent, the Collateral Agent and the Securities Intermediary. Upon the written request of the Collateral Agent or the Securities Intermediary, the Company shall inform such party whether or not a Termination Event has occurred.
[SIGNATURES ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AVERY DENNISON CORPORATION			THE BANK OF NEW YORK TRUST COMPANY, N.A., as Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the HiMEDS Units

By:	/s/ Karyn E. Rodriguez		By:	/s/ Brian R. Echausse

	Name:	Karyn E. Rodriguez		Name:	Brian R. Echausse
	Title:	Vice President and Treasurer		Title:	Trust Officer

Address for Notices:			Address for Notices:

Avery Dennison Corporation 150 North Orange Grove Boulevard Pasadena, California 91103 Telecopier No.: (626) 304-2251 Attention: Richard P. Randall			The Bank of New York Trust Company, N.A. 601 Travis Street 18th Floor Houston, Texas 77002 Telecopier No.: 713-483-7038 Attention: Corporate Trust Administration

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Collateral Agent, Custodial Agent and Securities Intermediary

By:	/s/ Brian R. Echausse

	Name:	Brian R. Echausse
	Title:	Trust Officer

Address for Notices:

The Bank of New York Trust Company, N.A. 601 Travis Street 18th Floor Houston, Texas 77002 Telecopier No.: 713-483-7038 Attention: Corporate Trust Administration

EXHIBIT A
(FORM OF FACE OF CORPORATE HiMEDS UNIT CERTIFICATE)
     [For inclusion in Global Certificates only — THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AND PLEDGE AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.	CUSIP No. 053611307
Number of Corporate HiMEDS Units:	ISIN: US0536113071
AVERY DENNISON CORPORATION
Corporate HiMEDS Units
     This Corporate HiMEDS Units Certificate certifies that                      is the registered Holder of the number of Corporate HiMEDS Units set forth above [For inclusion in Global Certificates only — or such other number of Corporate HiMEDS Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto]. Each Corporate HiMEDS Unit consists of:
     (i) beneficial ownership by the Holder of a 1/20, or 5.00%, undivided beneficial ownership interest in $1,000 principal amount of Senior Note, subject to the Pledge of such Senior Note by the Holder pursuant to the Purchase Contract and Pledge Agreement; and

     (ii) the rights and obligations of the Company and the Holder under one Purchase Contract.
All capitalized terms used herein which are defined in the Purchase Contract and Pledge Agreement (as defined on the reverse hereof) have the meaning set forth therein.
     Pursuant to the Purchase Contract and Pledge Agreement, the Senior Note constituting part of each Corporate HiMEDS Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Corporate HiMEDS Unit.
     The Purchase Contract and Pledge Agreement provides that all payments of the principal amount with respect to any of the Pledged Senior Notes (as defined in the Purchase Contract and Pledge Agreement) or interest or distributions on any Pledged Senior Notes constituting part of the Corporate HiMEDS Units received by the Securities Intermediary shall be paid by wire transfer in same day funds:
     (i) in the case of (A) interest on Pledged Senior Notes and (B) any payments of the principal amount of any Senior Notes that have been released from the Pledge pursuant to the Purchase Contract and Pledge Agreement, to the Purchase Contract Agent to the account designated by the Purchase Contract Agent, on the Business Day such payment is received by the Securities Intermediary (provided that in the event such payment is received by the Securities Intermediary on a day that is not a Business Day or after 11:00 a.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day); and
     (ii) in the case of payments received in connection with a remarketing, the principal amount of the Pledged Senior Notes following a successful remarketing to the Company on the Purchase Contract Settlement Date (as described herein) in accordance with the terms of the Purchase Contract and Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Corporate HiMEDS Units of which such Pledged Senior Notes are a part under the Purchase Contracts forming a part of such Corporate HiMEDS Units.
     Interest on the Senior Notes forming part of a Corporate HiMEDS Units evidenced hereby, which are payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year, commencing February 15, 2008 (each, a “Payment Date”), shall, subject to receipt thereof by the Purchase Contract Agent from the Securities Intermediary, be paid to the Person in whose name this Corporate HiMEDS Units Certificate (or a Predecessor Corporate HiMEDS Units Certificate) is registered at 5:00 p.m., New York City time, on the Record Date for such Payment Date.
     Each Purchase Contract evidenced hereby obligates the Holder of this Corporate HiMEDS Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date, at a price equal to $50.00 (the “Stated Amount”), a number of newly issued shares of common stock, par value $1.00 per share (“Common Stock”), of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event, an Early Settlement or a Merger Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract and Pledge Agreement and more fully described on the reverse hereof. The Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of payment received in respect of the principal amount with respect to any Pledged Senior Notes pursuant to the remarketing pledged to secure the obligations under such Purchase Contract of the Holder of the Corporate HiMEDS Units of which such Purchase Contract is a part or by the Company exercising its rights as a secured party with respect to such Pledged Senior Notes.
     The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Corporate HiMEDS Unit evidenced hereby, an amount (the “Contract Adjustment Payments”) equal to 2.525% per year of the Stated Amount, computed (i) for any full quarterly period on the basis of a 360-day year consisting of twelve 30-day months and (ii) for any period other than a full quarterly period on the basis of the actual number of days elapsed and a 360-day year. The Company may, at its option, defer such Contract Adjustment Payments as described in the Purchase Contract and Pledge Agreement.
     Contract Adjustment Payments shall be payable to the Person in whose name this Corporate HiMEDS Units Certificate evidencing such Purchase Contract is registered at 5:00 p.m., New York City time, on the Record Date for such Payment Date. If the book-entry system for the Corporate HiMEDS Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.
     Each Corporate HiMEDS Unit evidenced hereby obligates the beneficial owner thereof to agree, for tax purposes, to treat:
     (i) each Corporate HiMEDS Unit as an investment unit consisting of an interest in a Senior Note and a Purchase Contract;
     (ii) the initial fair market value of each Senior Note as $50 and the initial fair market value of each Purchase Contract as $0 and to allocate the purchase price for each Corporate HiMEDS Unit accordingly;
     (iii) itself as the owner of the applicable interests in the Collateral Account, including the Senior Notes; and
     (iv) the Senior Notes as indebtedness for tax purposes.
     Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Corporate HiMEDS Units Certificate shall not be entitled to any benefit under the Purchase Contract and Pledge Agreement or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

AVERY DENNISON CORPORATION
By:
Name:
Title:

ATTEST:
By:
Name:
	Title:	of Avery Dennison Corporation

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

By:	THE BANK OF NEW YORK TRUST COMPANY, N.A., not individually but solely as attorney in-fact of such Holder

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION
OF PURCHASE CONTRACT AGENT
     This is one of the Corporate HiMEDS Units Certificates referred to in the within mentioned Purchase Contract and Pledge Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Purchase Contract Agent
By:
Authorized Officer

Dated:

(FORM OF REVERSE OF CORPORATE HiMEDS UNIT CERTIFICATE)
     Each Purchase Contract evidenced hereby is governed by a Purchase Contract and Pledge Agreement, dated as of November 20, 2007 (as may be supplemented from time to time, the “Purchase Contract and Pledge Agreement”), among the Company, The Bank of New York Trust Company, N.A., as Purchase Contract Agent (including its successors hereunder, the “Purchase Contract Agent”) and attorney-in-fact of the Holders from time to time, and The Bank of New York Trust Company, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary, to which Purchase Contract and Pledge Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Corporate HiMEDS Units Certificates are, and are to be, executed and delivered.
     Each Purchase Contract evidenced hereby obligates the Holder of this Corporate HiMEDS Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the “Purchase Price”), a number of shares of Common Stock equal to the Settlement Rate (as defined in the Purchase Contract and Pledge Agreement), unless a Termination Event or an Early Settlement or a Merger Early Settlement with respect to the Corporate HiMEDS Unit of which such Purchase Contract is a part shall have occurred.
     In accordance with the terms of the Purchase Contract and Pledge Agreement, the Holder of this Corporate HiMEDS Units Certificate may pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement, an Early Settlement or, if applicable, a Merger Early Settlement or from the proceeds of a remarketing of the related Pledged Senior Notes. A Holder of Corporate HiMEDS Units who has not effected an Early Settlement or, if applicable, a Merger Early Settlement and who does not, on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date, notify the Purchase Contract Agent of its intention to effect a Cash Settlement, or who does so notify the Purchase Contract Agent but fails to make an effective Cash Settlement on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date, shall pay the Purchase Price, less the amount of any Deferred Contract Adjustment Payments payable to such Holder, for the shares of Common Stock to be delivered under the related Purchase Contract from the proceeds of the sale of the related Pledged Senior Notes held by the Collateral Agent in the remarketing. In the event of a Last Failed Remarketing, the Purchase Price shall be satisfied by (A) the Pledged Senior Notes being retained and cancelled or (B) the Pledged Senior Notes being sold, in either case, in full satisfaction of the Holders’ obligations under the Purchase Contracts. As provided in the Purchase Contract and Pledge Agreement, upon the occurrence of a Last Failed Remarketing, the Collateral Agent, for the benefit of the Company, shall exercise its rights as secured creditor in full satisfaction of a Holder’s Obligation under the Purchase Agreement to pay the Purchase Price.
     The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price, less any Deferred Contract Adjustment Payments, for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract and Pledge Agreement or become entitled to exercise its rights as a secured party in the manner set forth in the Purchase Contract Agreement. If, as provided in the Purchase Contract Agreement, upon the occurrence of a Last Failed Remarketing the Collateral Agent, for the benefit of the Company, exercises its rights as a secured creditor with respect to the Pledged Senior Notes related to this Corporate HiMEDS Units Certificate, any accrued and unpaid interest on such Pledged Senior Notes will become payable by the Company to the Holder of this Corporate HiMEDS Units Certificate in the manner provided for in the Purchase Contract Agreement.
     The Corporate HiMEDS Units Certificates are issuable only in registered form and only in denominations of a single Corporate HiMEDS Units and any integral multiple thereof. The transfer of any Corporate HiMEDS Units Certificate will be registered, and Corporate HiMEDS Units Certificates may be exchanged, as provided in the Purchase Contract and Pledge Agreement.
     Subject to the conditions set forth in the Purchase Contract and Pledge Agreement, the Holder of Corporate HiMEDS Units may substitute, at any time on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date, for the Pledged Senior Notes securing such Holder’s obligations under the related Purchase Contracts, Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of the Pledged Senior Notes in accordance with the terms of the Purchase Contract and Pledge Agreement. From and after such Collateral Substitution, each HiMEDS Unit for which such Pledged Treasury Securities secures the Holder’s obligation under the Purchase Contract shall be referred to as a “Treasury HiMEDS Unit”. A Holder may make such Collateral Substitution only in integral multiples of 20 Corporate HiMEDS Units. A Holder who elects to substitute a Treasury Security for a Senior Note, thereby creating Treasury HiMEDS Units, shall be responsible for any fees or expenses payable in connection therewith.
     Each Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder, including, without limitation, the rights of the Holder to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall, no later than two Business Days thereafter, give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Senior Notes forming a part of each Corporate HiMEDS Unit from the Pledge in accordance with the provisions of the Purchase Contract and Pledge Agreement. A Corporate HiMEDS Unit shall thereafter represent the right to receive the Senior Note forming a part of such Corporate HiMEDS Units, in accordance with the terms of the Purchase Contract and Pledge Agreement.
     Subject to and upon compliance with the provisions of the Purchase Contract and Pledge Agreement, at the option of the Holder thereof, Purchase Contracts underlying HiMEDS Units may be settled early at any time on or prior to 4:00 p.m., New York City time, on the Business

Day immediately preceding the first scheduled Trading Day of the Observation Period (“Early Settlement”) as provided in the Purchase Contract and Pledge Agreement. Upon Early Settlement of Purchase Contracts by a Holder of the related Corporate HiMEDS Units, the Pledged Senior Notes underlying such Corporate HiMEDS Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Corporate HiMEDS Unit as to which Early Settlement is effected equal to the Minimum Settlement Rate.
     Upon the occurrence of a Cash Merger, a Holder of Corporate HiMEDS Units may effect Merger Early Settlement of the Purchase Contract underlying such Corporate HiMEDS Units pursuant to the terms of Section 5.04(b)(ii) of the Purchase Contract and Pledge Agreement. Upon Merger Early Settlement of Purchase Contracts by a Holder of the related Corporate HiMEDS Units, the Pledged Senior Notes underlying such Corporate HiMEDS Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement.
     Under the terms of the Purchase Contract and Pledge Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Senior Notes, but only to the extent instructed in writing by the Holders. Upon receipt of notice of any meeting at which holders of Senior Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Senior Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Corporate HiMEDS Units Holders the notice required by the Purchase Contract and Pledge Agreement:
     (i) containing such information as is contained in the notice or solicitation;
     (ii) stating that each Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Senior Notes, as the case may be, entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to the Senior Notes underlying such Holder’s Corporate HiMEDS Units; and
     (iii) stating the manner in which such instructions may be given.
     The Holder of this Corporate HiMEDS Units Certificate, by its acceptance hereof, irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Corporate HiMEDS Units evidenced hereby on its behalf as its attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract and Pledge Agreement, irrevocably authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract and Pledge Agreement on its behalf as its attorney-in-fact, consents to the Pledge of the Senior Notes underlying this Corporate HiMEDS Units Certificate pursuant to the Purchase Contract and Pledge Agreement and expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code. The Holder further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract and Pledge Agreement, but subject to the terms thereof, payments with respect to the aggregate principal amount of the Pledged Senior Notes on the Purchase Contract Settlement Date less any Deferred Contract Adjustment Payments shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.
     Upon registration of transfer of this Corporate HiMEDS Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract and Pledge Agreement), under the terms of the Purchase Contract and Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Corporate HiMEDS Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.
     Prior to due presentment of this Certificate for registration of transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Corporate HiMEDS Units Certificate is registered as the owner of the Corporate HiMEDS Units evidenced hereby for the purpose of receiving payments of interest payable on the Senior Notes, receiving payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.
     The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.
     Subject to certain exceptions, the provisions of the Purchase Contract and Pledge Agreement may be amended with the consent of the Holders of a majority of the Outstanding HiMEDS Units.
     The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York.
     A copy of the Purchase Contract and Pledge Agreement is available for inspection at the offices of the Purchase Contract Agent.

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common
UNIF GIFT MIN ACT:		Custodian
	(cust)		(minor)

Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)
the within Corporate HiMEDS Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney                     , to transfer said Corporate HiMEDS Units Certificates on the books of Avery Dennison Corporation, with full power of substitution in the premises.

Dated:		Signature:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate HiMEDS Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with Securities Exchange Act of 1934, as amended.

SETTLEMENT INSTRUCTIONS
     The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement of the Purchase Contracts underlying the number of Corporate HiMEDS Units evidenced by this Corporate HiMEDS Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:	Signature
Signature Guarantee:
(if assigned to another person)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with Securities Exchange Act of 1934, as amended.

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name

Address

Social Security or other Taxpayer Identification Number, if any

REGISTERED HOLDER

Please print name and address of Registered Holder:

Name

Address

DTC Participant #:

ELECTION TO SETTLE EARLY/ MERGER EARLY SETTLEMENT
     The undersigned Holder of this Corporate HiMEDS Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Merger Early Settlement] in accordance with the terms of the Purchase Contract and Pledge Agreement with respect to the Purchase Contracts underlying the number of Corporate HiMEDS Units evidenced by this Corporate HiMEDS Units Certificate specified below. The option to effect [Early Settlement] [Merger Early Settlement] may be exercised only with respect to Purchase Contracts underlying Corporate HiMEDS Units in integral multiples of 20 Corporate HiMEDS Units. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Corporate HiMEDS Units Certificate representing any Corporate HiMEDS Units evidenced hereby as to which [Early Settlement] [Merger Early Settlement] of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Senior Notes deliverable upon such [Early Settlement] [Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:

Signature:
Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with Securities Exchange Act of 1934, as amended.

DTC Participant No.:

     Number of HiMEDS Units evidenced hereby as to which [Early Settlement] [Merger Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock or Corporate HiMEDS Units Certificates are to be registered in the name of and delivered to and Pledged Senior Notes are to be transferred to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any	DTC Participant #:

Transfer Instructions for Pledged Senior Notes transferable upon [Early Settlement] [Merger Early Settlement]:

[TO BE ATTACHED TO GLOBAL CERTIFICATES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE
The initial number of Corporate HiMEDS Units evidenced by this Global Certificate is 8,000,000. The following increases or decreases in this Global Certificate have been made:

Number of Corporate
	Amount of increase	Amount of	HiMEDS Units
	in	decrease in	evidenced by this	Signature of
	Number of Corporate	Number of Corporate	Global	authorized
	HiMEDS Units	HiMEDS Units	Certificate	signatory of
	evidenced by the	evidenced by the	following such	Purchase
Date	Global Certificate	Global Certificate	decrease or increase	Contract Agent

EXHIBIT B
(FORM OF FACE OF TREASURY HiMEDS UNIT CERTIFICATE)
     [For inclusion in Global Certificate only — THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AND PLEDGE AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.	CUSIP No. 053611406
Number of Treasury HiMEDS Units:	ISIN: US0536114061
AVERY DENNISON CORPORATION
Treasury HiMEDS Units
     This Treasury HiMEDS Units Certificate certifies that                      is the registered Holder of the number of Treasury HiMEDS Units set forth above [For inclusion in Global Certificates only — or such other number of Treasury HiMEDS Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto]. Each Treasury HiMEDS Unit consists of:
     (i) a 1/20, or 5.00%, undivided beneficial ownership interest of a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Purchase Contract and Pledge Agreement; and

     (ii) the rights and obligations of the Holder under one Purchase Contract with Avery Dennison Corporation, a Delaware corporation (the “Company”).
All capitalized terms used herein which are defined in the Purchase Contract and Pledge Agreement (as defined on the reverse hereof) have the meaning set forth therein.
     Pursuant to the Purchase Contract and Pledge Agreement, the Treasury Securities constituting part of each Treasury HiMEDS Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Treasury HiMEDS Unit.
     Each Purchase Contract evidenced hereby obligates the Holder of this Treasury HiMEDS Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date, at a price equal to $50 (the “Stated Amount”), a number of newly issued shares of common stock, par value $1.00 per share (“Common Stock”), of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event, an Early Settlement or a Merger Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract and Pledge Agreement and more fully described on the reverse hereof. The Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the proceeds from the Treasury Securities at maturity pledged to secure the obligations under such Purchase Contract of the Holder of the Treasury HiMEDS Units of which such Purchase Contract is a part.
     The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Treasury HiMEDS Unit evidenced hereby, an amount (the “Contract Adjustment Payments”) equal to 2.525% per year of the Stated Amount, computed (i) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (ii) for any period other than a full quarterly period on the basis of the actual number of days elapsed and a 360-day year. The Company may, at its option, defer such Contract Adjustment Payments, as described in the Purchase Contract and Pledge Agreement.
     Contract Adjustment Payments shall be payable to the Person in whose name this Treasury HiMEDS Units Certificate evidencing such Purchase Contracts is registered at 5:00 p.m., New York City time, on the Record Date for such Payment Date. If the book-entry system for the Treasury HiMEDS Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.
     Each Treasury HiMEDS Unit evidenced hereby obligates the beneficial owner thereof to agree, for tax purposes, to treat:
     (i) each Treasury HiMEDS Unit as an investment unit consisting of Treasury Securities and a Purchase Contract; and
     (ii) itself as the owner of the applicable interests in the Collateral Account, including the Treasury Securities.

     Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Treasury HiMEDS Units Certificate shall not be entitled to any benefit under the Purchase Contract and Pledge Agreement or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

AVERY DENNISON CORPORATION
By:
Name:
Title:

ATTEST:
By:
Name:
Title:
of Avery Dennison Corporation

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)
By: THE BANK OF NEW YORK TRUST COMPANY, N.A.,
not individually but solely as attorney
in-fact of such Holder

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION OF
PURCHASE CONTRACT AGENT
     This is one of the Treasury HiMEDS Units referred to in the within-mentioned Purchase Contract and Pledge Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Purchase Contract Agent
By:
Authorized Officer

     Dated:

(REVERSE OF TREASURY HiMEDS UNIT CERTIFICATE)
     Each Purchase Contract evidenced hereby is governed by a Purchase Contract and Pledge Agreement, dated as of November 20, 2007 (as may be supplemented from time to time, the “Purchase Contract and Pledge Agreement”), among the Company, The Bank of New York Trust Company, N.A., as Purchase Contract Agent (including its successors hereunder, the “Purchase Contract Agent”) and attorney-in-fact of the Holders from time to time, and The Bank of New York Trust Company, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary, to which Purchase Contract and Pledge Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Treasury HiMEDS Units Certificates are, and are to be, executed and delivered.
     Each Purchase Contract evidenced hereby obligates the Holder of this Treasury HiMEDS Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the “Purchase Price”) a number of newly issued shares of Common Stock equal to the Settlement Rate, unless a Termination Event or an Early Settlement or a Merger Early Settlement with respect to the Treasury HiMEDS Unit of which such Purchase Contract is a part shall have occurred.
     In accordance with the terms of the Purchase Contract and Pledge Agreement, the Holder of this Treasury HiMEDS Unit Certificate shall pay the Purchase Price for the shares of the Common Stock purchased pursuant to each Purchase Contract evidenced hereby either by effecting an Early Settlement or, if applicable, a Merger Early Settlement of each such Purchase Contract or by applying the principal amount of the Pledged Treasury Securities underlying such Holder’s Treasury HiMEDS Unit equal to the Stated Amount of such Purchase Contract to the purchase of the Common Stock. A Holder of Treasury HiMEDS Units who has not effected an Early Settlement or, if applicable, a Merger Early Settlement shall pay the Purchase Price, less the amount of any Deferred Contract Adjustment Payments payable to such Holder, for the shares of Common Stock to be issued under the related Purchase Contract from the proceeds of the Pledged Treasury Securities.
     The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price, less any Deferred Contract Payments for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract and Pledge Agreement.
     The Treasury HiMEDS Units Certificates are issuable only in registered form and only in denominations of single Treasury HiMEDS Unit and any integral multiple thereof. The transfer of any Treasury HiMEDS Units Certificate will be registered and Treasury HiMEDS Units Certificates may be exchanged as provided in the Purchase Contract and Pledge Agreement.
     Subject to the conditions set forth in the Purchase Contract and Pledge Agreement, a Holder of Treasury HiMEDS Units may recreate, at any time on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date, Corporate

HiMEDS Units by delivering to the Securities Intermediary Senior Notes with an aggregate principal amount, equal to the aggregate principal amount at maturity of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract and Pledge Agreement. From and after such substitution, the Holder’s HiMEDS Units shall be referred to as a “Corporate HiMEDS Unit.” Any such recreation of Corporate HiMEDS Units may be effected only in multiples of 20 Treasury HiMEDS Units. A Holder who elects to substitute a Senior Note, for Treasury Securities, thereby recreating Corporate HiMEDS Units, shall be responsible for any fees or expenses associated therewith.
     Each Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder, including, without limitation, the rights of the Holder to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall, no later than two Business Days thereafter, give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities forming a part of each Treasury HiMEDS Unit from the Pledge in accordance with the provisions of the Purchase Contract and Pledge Agreement. A Treasury HiMEDS Unit shall thereafter represent the right to receive the Proceeds of the Treasury Security forming a part of such Treasury HiMEDS Unit, in accordance with the terms of the Purchase Contract and Pledge Agreement.
     Subject to and upon compliance with the provisions of the Purchase Contract and Pledge Agreement, at the option of the Holder thereof, Purchase Contracts underlying HiMEDS Units may be settled early at any time on or prior to 4:00 p.m., New York City time, on the Business Day immediately preceding the first scheduled Trading Day of the Observation Period (“Early Settlement”) as provided in the Purchase Contract and Pledge Agreement. Upon Early Settlement of Purchase Contracts by a Holder of the related Treasury HiMEDS Units, the Pledged Treasury Securities underlying such Treasury HiMEDS Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Treasury HiMEDS Unit as to which Early Settlement is effected equal to the Minimum Settlement Rate.
     Upon the occurrence of a Cash Merger, a Holder of Treasury HiMEDS Units may effect Merger Early Settlement of the Purchase Contract underlying such Treasury HiMEDS Units pursuant to the terms of Section 5.04(b)(ii) of the Purchase Contract and Pledge Agreement. Upon Merger Early Settlement of Purchase Contracts by a Holder of the related Treasury HiMEDS Units, the Pledged Treasury Securities underlying such Treasury HiMEDS Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement.
     The Holder of this Treasury HiMEDS Units Certificate, by its acceptance hereof, irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Treasury HiMEDS Units evidenced hereby on its behalf as its attorney-in-fact, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract and Pledge Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract and Pledge Agreement on its behalf as its attorney-in-fact, consents to the Pledge of the Treasury Securities underlying this Treasury HiMEDS Units Certificate pursuant to the Purchase Contract and Pledge Agreement and expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract and Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the Pledged Treasury Securities on the Purchase Contract Settlement Date less any Deferred Contract Adjustment Payments shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.
     Upon registration of transfer of this Treasury HiMEDS Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract and Pledge Agreement), under the terms of the Purchase Contract and Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Treasury HiMEDS Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.
     Prior to due presentment of this Certificate for registration or transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Treasury HiMEDS Units Certificate is registered as the owner of the Treasury HiMEDS Units evidenced hereby for the purpose of receiving payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.
     The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.
     Subject to certain exceptions, the provisions of the Purchase Contract and Pledge Agreement may be amended with the consent of the Holders of a majority of the Outstanding HiMEDS Units.
     The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York.
     A copy of the Purchase Contract and Pledge Agreement is available for inspection at the offices of the Purchase Contract Agent.

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:		Custodian
	(cust)		(minor)
Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common
     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)
the within Treasury HiMEDS Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney                     , to transfer said Treasury HiMEDS Units Certificates on the books of Avery Dennison Corporation, with full power of substitution in the premises.

Dated:		Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Treasury HiMEDS Units Certificates in every particular, without alteration or enlargement or any change whatsoever.
Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with Securities Exchange Act of 1934, as amended.

SETTLEMENT INSTRUCTIONS
The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement of the Purchase Contracts underlying the number of Treasury HiMEDS Units evidenced by this Treasury HiMEDS Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:	Signature

Signature Guarantee:

(if assigned to another person)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with Securities Exchange Act of 1934, as amended.

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature

Name

Address

Social Security or other Taxpayer Identification Number, if any

REGISTERED HOLDER

Please print name and address of Registered Holder:

Name

Address

DTC Participant #:

ELECTION TO SETTLE EARLY/ MERGER EARLY SETTLEMENT
     The undersigned Holder of this Treasury HiMEDS Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Merger Early Settlement] in accordance with the terms of the Purchase Contract and Pledge Agreement with respect to the Purchase Contracts underlying the number of Treasury HiMEDS Units evidenced by this Treasury HiMEDS Units Certificate specified below. The option to effect [Early Settlement] [Merger Early Settlement] may be exercised only with respect to Purchase Contracts underlying Treasury HiMEDS Units in integral multiples of 20 Treasury HiMEDS Units. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury HiMEDS Units Certificate representing any Treasury HiMEDS Units evidenced hereby as to which [Early Settlement] [Merger Early Settlement] of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such [Early Settlement] [Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:

Signature:

Signature Guarantee:

     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with Securities Exchange Act of 1934, as amended.

DTC Participant #:

     Number of Treasury HiMEDS Units evidenced hereby as to which [Early Settlement] [Merger Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock or Treasury Units Certificates are to be registered in the name of and delivered to and Treasury Securities, as the case may be, are to be transferred to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any	DTC Participant #:

     Transfer Instructions for Pledged Treasury Securities Transferable upon [Early Settlement] [Merger Early Settlement] or a Termination Event:

[TO BE ATTACHED TO GLOBAL CERTIFICATES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE
The initial number of Treasury HiMEDS Units evidenced by this Global Certificate is 0. The following increases or decreases in this Global Certificate have been made:

Number of Treasury
	Amount of increase	Amount of decrease	HiMEDS Units
	in Number of	in Number of	evidenced by this	Signature of
	Treasury HiMEDS	Treasury HiMEDS	Global Certificate	authorized
	Units evidenced by	Units evidenced by	following such	signatory of
	the Global	the Global	decrease or	Purchase Contract
Date	Certificate	Certificate	increase	Agent

EXHIBIT C
INSTRUCTION TO PURCHASE CONTRACT AGENT FROM HOLDER
TO CREATE TREASURY HIMEDS UNITS OR CORPORATE HIMEDS UNITS
The Bank of New York Trust Company, N.A.,
as Purchase Contract Agent
601 Travis Street
18th Floor
Houston, Texas 77002
Telecopier No.: 713-483-7038
Attention: Corporate Trust Administration
Re:	[ Corporate HiMEDS Units] [ Treasury HiMEDS Units] of Avery Dennison Corporation, a Delaware corporation (the “Company”).
     The undersigned Holder hereby notifies you that it has delivered to                     , as Securities Intermediary, for credit to the Collateral Account, $                     aggregate principal amount of [Senior Notes] [Treasury Securities] in exchange for the [Pledged Senior Notes] [Pledged Treasury Securities] held in the Collateral Account, in accordance with the Purchase Contract and Pledge Agreement, dated as of November 20, 2007 (the “Agreement”; unless otherwise defined herein, terms defined in the Agreement are used herein as defined therein), among you, as Purchase Contract Agent and attorney-in-fact of the Holders from time to time, the Company, and you, as the Collateral Agent, the Custodial Agent and the Securities Intermediary. The undersigned Holder has paid all applicable fees and expenses relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Senior Notes] [Pledged Treasury Securities] related to such [Corporate HiMEDS Units] [Treasury HiMEDS Units].

Date:

Signature:

Signature Guarantee:

DTC Participant No.

C-1

Please print name and address of Registered Holder:

Name	Social Security or other Taxpayer Identification Number, if any

Address

C-2

EXHIBIT D
NOTICE FROM PURCHASE CONTRACT AGENT
TO HOLDERS UPON TERMINATION EVENT
(Transfer of Collateral upon Occurrence of a Termination Event)

[HOLDER]

Attention:
Telecopy:
Re:	[ Corporate HiMEDS Units] [ Treasury HiMEDS Units] of Avery Dennison Corporation, a Delaware corporation (the “Company”)
     Please refer to the Purchase Contract and Pledge Agreement, dated as of November 20, 2007 (the "Agreement”; unless otherwise defined herein, terms defined in the Agreement are used herein as defined therein), among the Company, the undersigned, as Purchase Contract Agent and attorney-in-fact of the Holders from time to time, and the undersigned, as Collateral Agent, Custodial Agent and Securities Intermediary.
     We hereby notify you that a Termination Event has occurred and that [the Senior Notes] [the Treasury Securities] compromising a portion of your ownership interest in                      [Corporate HiMEDS Units] [Treasury HiMEDS Units] have been released and are being held by us for your account pending receipt of transfer instructions with respect to such [Pledged Senior Notes] [Pledged Treasury Securities] (the “Released Securities”).
     Pursuant to Section 3.15 of the Agreement, we hereby request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your [Corporate HiMEDS Units] [Treasury HiMEDS Units] effected through book-entry or by delivery to us of your [Corporate HiMEDS Units Certificate] [Treasury HiMEDS Units Certificate], we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions. In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such [Corporate HiMEDS Units] [Treasury HiMEDS Units] are transferred or your [Corporate HiMEDS Units Certificate] [Treasury HiMEDS Units Certificate] is surrendered or satisfactory evidence is provided that such [Corporate HiMEDS Units Certificate] [Treasury HiMEDS Units Certificate] has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

D-1

Date:	By:	THE BANK OF NEW YORK TRUST COMPANY, N.A., as the Purchase Contract Agent

Name:
Title:	Authorized Signatory

D-2

EXHIBIT E
NOTICE TO SETTLE BY SEPARATE CASH
FROM HOLDER TO PURCHASE CONTRACT AGENT
The Bank of New York Trust Company, N.A.,
as Purchase Contract Agent
601 Travis Street
18th Floor
Houston, Texas 77002
Telecopier No.: 713-483-7038
Attention: Corporate Trust Administration
Re: Corporate HiMEDS Units of Avery Dennison Corporation, a Delaware corporation (the “Company”)
     The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.02(a) of the Purchase Contract and Pledge Agreement, dated as of November 20, 2007 (the “Agreement”; unless otherwise defined herein, terms defined in the Agreement are used herein as defined therein), among you, as Purchase Contract Agent and attorney-in-fact of the Holders from time to time, the Company, and you, as Collateral Agent, Custodial Agent and Securities Intermediary, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date (in lawful money of the United States by certified or cashiers’ check or wire transfer, in immediately available funds), $                             as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company with respect to                              Purchase Contracts on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders’ election to make such Cash Settlement with respect to the Purchase Contracts related to such Holder’s Corporate HiMEDS Units.

Date:
Signature:

Signature Guarantee:

Please print name and address of Registered Holder:

DTC Participant
No.

E-1

EXHIBIT F
RESERVED

F-1

EXHIBIT G
INSTRUCTION
FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
REGARDING CREATION OF TREASURY HIMEDS UNITS
The Bank of New York Trust Company, N.A.,
as Purchase Contract Agent
601 Travis Street
18th Floor
Houston, Texas 77002
Telecopier No.: 713-483-7038
Attention: Corporate Trust Administration
Re: Corporate HiMEDS Units of Avery Dennison Corporation (the “Company”)
     Please refer to the Purchase Contract and Pledge Agreement, dated as of November 20, 2007 (the “Agreement”), among you, as Purchase Contract Agent and attorney-in-fact of the Holders from time to time, the Company, and you, as Collateral Agent, Custodial Agent and Securities Intermediary. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.
     We hereby notify you in accordance with Section 3.13 of the Agreement that the holder of securities named below (the “Holder”) has elected to substitute $                             Value of Treasury Securities or security entitlements with respect thereto in exchange for an equal Value of Pledged Senior Notes relating to                              Corporate HiMEDS Units and has delivered to the undersigned a notice stating that the Holder has Transferred such Treasury Securities or security entitlements with respect thereto to the Securities Intermediary, for credit to the Collateral Account.
     We hereby request that you instruct the Securities Intermediary, upon confirmation that such Treasury Securities or security entitlements thereto have been credited to the Collateral Account, to release to the undersigned an equal Value of Pledged Senior Notes in accordance with Section 3.13 of the Agreement.

Date:
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Purchase Contract Agent
By:
Name:
		Title:	Authorized Signatory

G-1

     Please print name and address of Holder electing to substitute Treasury Securities or security entitlements with respect thereto for the Pledged Senior Notes:

Name:	Social Security or other Taxpayer Identification Number, if any

Address

G-2

EXHIBIT H
INSTRUCTION
FROM COLLATERAL AGENT
TO SECURITIES INTERMEDIARY
REGARDING CREATION OF TREASURY HIMEDS UNITS
The Bank of New York Trust Company, N.A.,
as Securities Intermediary
601 Travis Street
18th Floor
Houston, Texas 77002
Telecopier No.: 713-483-7038
Attention: Corporate Trust Administration
Re: HiMEDS Units of Avery Dennison Corporation (the “Company”)

The securities account of The Bank of New York Trust Company, N.A., as Collateral Agent, maintained by the Securities Intermediary and designated “[ ], as Collateral Agent of Avery Dennison Corporation, as pledgee of The Bank of New York Trust Company, N.A., as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders” (the “Collateral Account”)
     Please refer to the Purchase Contract and Pledge Agreement, dated as of November 20, 2007 (the “Agreement”), among you, the Company, you, as Collateral Agent and Custodial Agent, and you, as Purchase Contract Agent and attorney-in-fact for the Holders from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.
     When you have confirmed that $                                        Value of Treasury Securities or security entitlements thereto has been credited to the Collateral Account by or for the benefit of                                 , as Holder of Corporate HiMEDS Units (the “Holder”), you are hereby instructed to release from the Collateral Account an equal Value of Pledged Senior Notes or security entitlements with respect thereto relating to                                  Corporate HiMEDS Units of the Holder by Transfer to the Purchase Contract Agent.
Dated:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Collateral Agent
By:
Name:
	Title:	Authorized Signatory

H-1

EXHIBIT I
INSTRUCTION
FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
REGARDING RECREATION OF CORPORATE HIMEDS UNITS
The Bank of New York Trust Company, N.A.,
as Collateral Agent
601 Travis Street
18th Floor
Houston, Texas 77002
Telecopier No.: 713-483-7038
Attention: Corporate Trust Administration
Re: Treasury HiMEDS Units of Avery Dennison Corporation (the “Company”)
     Please refer to the Purchase Contract and Pledge Agreement dated as of November 20, 2007 (the “Agreement”), among you, the Company, you, as Custodial Agent and Securities Intermediary, and you, as Purchase Contract Agent and attorney-in-fact of the Holders from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.
     We hereby notify you in accordance with Section 3.13 of the Agreement that the holder of securities named below (the “Holder”) has elected to substitute $                                 Value of Senior Notes or security entitlements with respect thereto in exchange for $                                 Value of Pledged Treasury Securities relating to                                  Treasury HiMEDS Units and has delivered to the undersigned a notice stating that the Holder has Transferred such Senior Notes or security entitlements with respect thereto to the Securities Intermediary, for credit to the Collateral Account.
     We hereby request that you instruct the Securities Intermediary, upon confirmation that such Senior Notes or security entitlements with respect thereto have been credited to the Collateral Account, to release to the undersigned an equal Value of Pledged Treasury Securities or security entitlements with respect thereto in accordance with Section 3.13 of the Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Purchase Contract Agent
Dated:	By:
Name:
		Title:	Authorized Signatory

I-1

Please print name and address of Holder electing to substitute Senior Notes or security entitlements with respect thereto for Pledged Treasury Securities:

Name:	Social Security or other Taxpayer Identification Number, if any

Address

DTC Participant
No.

I-2

EXHIBIT J
INSTRUCTION
FROM COLLATERAL AGENT
TO SECURITIES INTERMEDIARY
REGARDING RECREATION OF CORPORATE HIMEDS UNITS
The Bank of New York Trust Company, N.A.,
as Securities Intermediary
601 Travis Street
18th Floor
Houston, Texas 77002
Telecopier No.: 713-483-7038
Attention: Corporate Trust Administration
Re: Treasury HiMEDS Units of Avery Dennison Corporation (the “Company”)

The securities account of The Bank of New York Trust Company, N.A., as Collateral Agent, maintained by the Securities Intermediary and designated “[ ], as Collateral Agent of Avery Dennison Corporation, as pledgee of The Bank of New York Trust Company, N.A., as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders” (the “Collateral Account”)
     Please refer to the Purchase Contract and Pledge Agreement dated as of November 20, 2007 (the “Agreement”), among you, the Company, you, as Collateral Agent and Custodial Agent and you, as Purchase Contract Agent and attorney-in-fact of the Holders from time to time. Capitalized terms used herein but no defined shall have the meaning set forth in the Agreement.
     When you have confirmed that $                            Value of Senior Notes or security entitlements with respect thereto has been credited to the Collateral Account by or for the benefit of                            , as Holder of Treasury HiMEDS Units (the “Holder”), you are hereby instructed to release from the Collateral Account $                            Value of Treasury Securities or security entitlements thereto by Transfer to the Purchase Contract Agent.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Collateral Agent
Dated:	By:
Name:
		Title:	Authorized Signatory

J-1

EXHIBIT K
NOTICE OF SENIOR NOTES TO BE REMARKETED
FROM [COLLATERAL] [CUSTODIAL] AGENT TO
PURCHASE CONTRACT AGENT AND REMARKETING AGENT
The Bank of New York Trust Company, N.A.,
as Purchase Contract Agent
601 Travis Street
18th Floor
Houston, Texas 77002
Telecopier No.: 713-483-7038
Attention: Corporate Trust Administration
[Remarketing Agent]
Re: Corporate HiMEDS Units of Avery Dennison Corporation (the “Company”)
     Please refer to the Purchase Contract and Pledge Agreement dated as of November 20, 2007 (the “Agreement”), among you, as Purchase Contract Agent and attorney-in-fact of the Holders from time to time, the Company, and you, as Collateral Agent, Custodial Agent and Securities Intermediary. Unless otherwise defined herein, terms defined in the Agreement are used herein as defined therein.
     [In accordance with Section 5.02(a)(iii) of the Agreement, we hereby notify you that as of 4:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date, we have received (i) $                            in immediately available funds paid in an aggregate amount equal to the Purchase Price due to the Company on the Purchase Contract Settlement Date with respect to                             Corporate HiMEDS Units and (ii) based on the funds received set forth in clause (i) above, an aggregate principal amount of $                            of Pledged Senior Notes are to be tendered for purchase in the remarketing.]
     [In accordance with Section 5.02(b) of the Agreement, we hereby notify you that as of 4:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date, we have received an aggregate principal amount of $                            of Separate Senior Notes tendered for resale in the remarketing.]

THE BANK OF NEW YORK TRUST COMPANY, N.A., as [Collateral Agent] [Custodial Agent]
Dated:	By:
Name:
		Title:	Authorized Signatory

K-1

EXHIBIT L
INSTRUCTION
FROM HOLDER OF SEPARATE SENIOR NOTES
TO CUSTODIAL AGENT
REGARDING REMARKETING
The Bank of New York Trust Company, N.A.,
as Custodial Agent
601 Travis Street
18th Floor
Houston, Texas 77002
Telecopier No.: 713-483-7038
Attention: Corporate Trust Administration

Re:	Senior Notes Due 2020 of Avery Dennison Corporation (the “Company”)
     The undersigned hereby notifies you in accordance with of the Purchase Contract and Pledge Agreement, dated as of November 20, 2007 (the “Agreement”), among you, the Company, you, as Collateral Agent and Securities Intermediary, and you, as Purchase Contract Agent and attorney-in-fact of the Holders from time to time, that the undersigned elects to deliver $                                         aggregate principal amount of Separate Senior Notes for delivery to the Remarketing Agent on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date for remarketing pursuant to Section 5.02(b) of the Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Separate Senior Notes tendered hereby. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.
     The undersigned hereby instructs you, upon receipt of the Proceeds of such remarketing from the Remarketing Agent, to deliver such Proceeds to the undersigned in accordance with the instructions indicated herein under “A. Payment Instructions.” The undersigned hereby instructs you, in the event of a Last Failed Remarketing, upon receipt of the Separate Senior Notes tendered herewith from the Remarketing Agent, to deliver such Separate Senior Notes to the person(s) and the address(es) indicated herein under “B. Delivery Instructions.”
     With this notice, the undersigned hereby:
     (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Separate Senior Notes tendered hereby and that the undersigned is the record owner of any Senior Notes tendered herewith in physical form or a participant in The Depository Trust Company (“DTC”) and the beneficial owner of any Senior Notes tendered herewith by book-entry transfer to your account at DTC;
     (ii) agrees to be bound by the terms and conditions of Section 5.02(a)(ii) of the Agreement, if applicable, and

     (iii) acknowledges and agrees that after 4:00 p.m., New York City time, on the second Business Day immediately preceding the Remarketing Date, such election shall become an irrevocable election to have such Separate Senior Notes remarketed in the remarketing, and that the Separate Senior Notes tendered herewith will only be returned in the event of a Last Failed Remarketing.

Date:

By:

Name:
Title:

Signature
Guarantee:

Name

Social Security or other Taxpayer Identification Number, if any

Address

DTC Participant
No.
A.	PAYMENT INSTRUCTIONS
Proceeds of the remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s)

(Please Print)
Address

(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

B.	DELIVERY INSTRUCTIONS
In the event of a Last Failed Remarketing, Senior Notes which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s)

(Please Print)
Address

(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)
In the event of a Last Failed Remarketing, Senior Notes which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

DTC Account Number
Name of Account
Party:

EXHIBIT M
INSTRUCTION
FROM HOLDER OF SEPARATE SENIOR NOTES
TO CUSTODIAL AGENT
REGARDING WITHDRAWAL FROM REMARKETING
The Bank of New York Trust Company, N.A.,
as Custodial Agent
601 Travis Street
18th Floor
Houston, Texas 77002
Telecopier No.: 713-483-7038
Attention: Corporate Trust Administration

Re:	Senior Notes Due 2020 of Avery Dennison Corporation (the “Company”)
     The undersigned hereby notifies you in accordance with Section 5.02(b) of the Purchase Contract and Pledge Agreement, dated as of November 20, 2007 (the “Agreement”), among you, the Company, you, as Collateral Agent and Securities Intermediary, and you, as Purchase Contract Agent and attorney-in-fact of the Holders from time to time, that the undersigned elects to withdraw the $                                         aggregate principal amount of Separate Senior Notes delivered to the Collateral Agent for remarketing pursuant to Section 5.02(a)(ii) of the Agreement. The undersigned hereby instructs you to return such Separate Senior Notes to the undersigned in accordance with the undersigned’s instructions. With this notice, the Undersigned hereby agrees to be bound by the terms and conditions of Section 5.02(a)(ii) of the Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

Date:

By:

Name:
Title:

Signature
Guarantee:

Name

Social Security or other Taxpayer Identification Number, if any

Address

DTC
Participant No.

M-1